FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET

THIS FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-NET (this "**Amendment**") is made and entered into as of the 1st day of October, 2014 ("**Effective Date**") by and between CAM 6690 Grant Way, LLC, a Delaware limited liability company ("**Lessor**"), and Fuling Plastic USA Inc., a Pennsylvania corporation (formerly known as Fuling Plastics USA Inc., a Pennsylvania corporation) ("**Lessee**"), with reference to the following facts:

A. Lessor and Lessee are parties to that certain Standard Industrial/Commercial Multi-Tenant Lease-Net dated February 27, 2014 (the "**Lease**") with reference to the lease of that certain premises consisting of approximately 70,200 square feet located at the real property commonly known as 6690 Grant Way, Suite 1, Allentown, Pennsylvania, and more particularly described on Exhibit A to the Lease (the "**Original Premises**").

B. Lessor and Lessee now desire to modify and amend the Lease, all on the terms and conditions set forth in this Amendment.

C. Defined terms in this Amendment shall have the meaning ascribed to such terms in the Lease unless otherwise expressly defined in this Amendment. Where the terms of this Amendment and the terms of the Lease conflict, the terms of this Amendment shall in all instances prevail.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Lessor and Lessee hereby agree as follows:

1. **Expansion of Premises**. Pursuant to Paragraph 64 of the Lease, Lessee has exercised its one-time right to lease the Adjacent Space. Accordingly, commencing on the Effective Date, the Premises shall be expanded to include the approximately 17,800 remaining square feet of space in the Building (the "**Expansion Premises**"). Accordingly, as of the Effective Date, the Premises shall consist of approximately 88,000 square feet comprising the entire Building. From and after the Effective Date, the term "Premises" as used in the Lease and in this Amendment shall refer to both the Original Premises and the Expansion Premises, and except as otherwise expressly set forth in this Amendment, all terms and conditions set forth in the Lease relating to the Premises shall apply to both the Original Premises and the Expansion Premises.

2. **Condition of Expansion Premises**. The Expansion Premises shall be delivered to Lessee in its "AS IS WHERE IS" condition, and Lessee acknowledges and agrees that Lessor shall have no obligation to perform or pay for any work whatsoever in or to the Expansion Premises in connection with the delivery of the Expansion Premises to Lessee. Prior to entering into this Amendment, Lessee has made a thorough and independent examination of the Expansion Premises and all matters related to Lessee's decision to enter into this Amendment, and Lessee is thoroughly familiar with all aspects of the Expansion Premises and is satisfied that they are in an acceptable condition and meet Lessee's needs. Lessee does not rely on, and Lessor does not make, any express or implied representations or warranties as to any matters relating to the Expansion Premises including, without limitation, the condition of the Expansion Premises, the habitability of the Expansion Premises, or the suitability of the Expansion Premises generally or for any particular purpose. To the extent Lessee desires to perform any work in or to the Expansion Premises, all such work will be at the sole cost and expense of Lessee, subject only to the Improvement Allowance as set forth below and in the Work Letter attached as Exhibit C to the Lease, and Lessee shall comply with all terms and conditions in the Lease pertaining to such work.

3. **Term of Expansion Premises.** The term of the Lease with respect to the Expansion Premises shall be co-terminus with the term of the Lease for the Original Premises, as set forth in the Lease.

5. Lessee's Share. As of the Effective Date, the Expansion Space shall be included in the square footage of the Premises for purposes of determining all amounts payable by Lessee under the Lease based upon the square footage of the Premises, including, without limitation, the "Lessee's Share" as defined in Section 1.6 of the Lease. Commencing on the Effective Date, "Lessee's Share" shall mean one hundred percent (100%) of the Building and one hundred percent (100%) of the Project.

6. Improvement Allowance. Notwithstanding anything to the contrary contained in the Lease, as of the Effective Date, the Improvement Allowance (as defined in the Work Letter attached to the Lease as Exhibit C) shall mean the amount of Four Hundred Sixty-Five Thousand Thirty-Three and no/100 Dollars ($465,033.00). All other terms and conditions of the Work Letter shall remain unchanged.

7. Security Deposit. As of the Effective Date, the Security Deposit shall be increased to $42,904.17. Concurrently with Lessee's execution and delivery of this Amendment, Lessee shall to deliver to Lessor payment of $8,974.17, representing the difference between the existing Security Deposit of $33,930.00 and the increased Security Deposit amount.

8. Representations. As a material inducement and consideration to Lessor to execute and deliver this Amendment, Lessee represents and warrants to Lessor the truth of the following statements: (i) a true, complete and correct copy of the Lease is attached hereto as Exhibit "A"; (ii) the Lease as modified by this Amendment constitutes the entire agreement between Lessor and Lessee with respect to the Premises, is presently in full force and effect, and has not been further modified, changed, altered, assigned, supplemented or amended in any respect; (iii) as of the date of this Amendment, Lessee has not assigned, encumbered or hypothecated its interest in the Lease; (iv) the Lease is the only lease or agreement, written or oral, between Lessor and Lessee affecting or relating to the Premises; (v) no one except Lessee and its employees occupies the Premises; (vi) Lessee has no offsets, claims, or defenses to the enforcement of the Lease; (vii) no actions, whether voluntary or otherwise, are pending against Lessee under the bankruptcy laws of the United States or any state thereof; (viii) as of the date hereof, and to the best of Lessee's knowledge, after due inquiry, Lessor and Lessee are not in default under the Lease and have not committed any breach of the Lease; no event has occurred which, but for the passing of time or for the giving or receipt of notice, or both, would constitute a default under the Lease; and no notice of default has been given under the Lease; (ix) to the best of Lessee's knowledge, the use maintenance and operation of the Premises comply with all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (collectively, "Environmental Laws"); the Premises have not been used and Lessee does not plan to use the Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste; Lessee has not received any notices, written or oral, of violation of any Environmental Laws or of any allegation which, if true, would contradict anything contained in this Amendment and there are no writs, injunctions, decrees, orders or judgments outstanding, and no lawsuits, claims, proceedings or investigations pending or threatened against Lessee, relating to the use, maintenance or operation of the Premises, nor is Lessee aware of a basis for any such proceeding; and (x) all obligations of Lessor under the Lease to construct improvements on, and to make repairs to, the Premises have been performed by Lessor, and accepted by Lessee, and Lessee has no claims against Lessor in connection therewith.

9. Brokers. Lessor and Lessee each represent and warrant to the other that they have not dealt with any real estate broker or finder in connection with this Amendment, other than Jones Lang LaSalle, representing Lessor, and CBRE, representing Lessee. Lessor and Lessee hereby indemnify and hold each other harmless from and against any and all claims, damages or liabilities which the other party may incur in the event of a breach of the foregoing representation and warranty.

10. Effect on Lease. Except as hereby expressly amended, all other terms and conditions of the Lease shall remain and continue in full force and effect. Submission of this Amendment by one party to another shall have no legal significance and is not an offer that may be accepted; this Amendment shall become effective only upon mutual execution and delivery hereof by all parties and contemplated signatory hereof

11. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original of this Amendment and all of which together shall constitute but one and the same document. Signatures to this Amendment transmitted by facsimile or by electronic transmission shall be valid and effective to bind the party so signing. At the written request of either party, the other party agrees to promptly deliver an execution original to this Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own telecopied or scanned signature and shall accept the telecopied or scanned signature of the other party to this Amendment.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this Amendment as of the day and year first above written.

LESSOR:

CAM 6690 Grant Way, LLC,
a Delaware limited liability company

By: GAP CAM Master LLC
a Delaware limited liability company
Its: Sole Member

By: CAM Core+ Fund 1 LLC
a Delaware limited liability company
Its: Administrative Member

By: CAM Fund Capital 1 LLC
a Delaware limited liability company
Its: Manager

By: ______________________
Bradley S. Cohen
Its: Managing Member

LESSEE:

Fuling Plastic USA Inc.,
a Pennsylvania corporation

By: ______________________
Name Printed: GUILAN JIANG
Title: president

CORPORATE RESOLUTION REQUIRED

CONSENT OF GUARANTOR:

The undersigned Guarantor hereby consents to the foregoing Amendment:

Taizhou Fuling Plastics Co., LTD.

By: ______________________
Name Printed: GUILAN JIANG
Title: president

EXHIBIT "A"
Lease
(to be attached)

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE — NET

1. **Basic Provisions ("Basic Provisions").**

1.1 **Parties:** This Lease ("**Lease**"), dated for reference purposes only February 27, 2014 is made by and between CAM 6690 Grant Way, LLC, a Delaware limited liability company ("**Lessor**") and Fuling Plastics USA Inc., a Pennsylvania corporation ("**Lessee**"), (collectively the "**Parties**", or individually, a "**Party**").

1.2(a) **Premises:** That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor pursuant to the terms of this Lease, commonly known by the street address of 6690 Grant Way, Suite 1, City of Allentown, located in the County of Lehigh, Commonwealth of Pennsylvania, with zip code 18106, as outlined on Exhibit A attached hereto ("**Premises**") and generally described as (describe briefly the nature of the Premises): approximately 70,200 square feet of commercial/industrial space within an 88,000 square foot multi-tenant building. In addition to Lessee's right to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("**Building**") or to any other building in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "**Project.**" (See also Paragraph 2)

1.2(b) **Parking:** Non-exclusive use of 0 unreserved vehicle parking spaces ("**Unreserved Parking Spaces**"); and 63 reserved vehicle parking spaces in the area shown on Exhibit "A-2" attached hereto ("**Reserved Parking Spaces**"). (See also Paragraph 2.6)

1.3 **Term:** Ten (10) years and three (3) months ("**Original Term**") commencing March 1, 2014 ("**Commencement Date**"), and ending May 31, 2024 ("**Expiration Date**"). The Original Term and any extension terms may collectively be referred to as the "**Term**". (See also Paragraph 3)

1.4 **Intentionally Omitted.**

1.5 **Base Rent:** $24,862.50 per month ("**Base Rent**"), payable in advance on or before the first day of each month commencing on the first month of the Original Term that Base Rent is due after the Abated Rent period ends. (See also Paragraph 4 and Paragraph 61)

[X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 **Lessee's Share of Common Area Operating Expenses:** Lessee's Share is the percentage obtained by dividing the number of square feet contained in the Premises by the number of square feet of leasable area in the Building or the Project (whichever is applicable). The Lessee's Share as of the earlier of the Commencement Date or Beneficial Occupancy Date is seventy-nine and 77/100 percent (79.77%) of the Building and seventy-nine and 77/100 percent (79.77%) of the Project ("**Lessee's Share**").

1.7 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $24,862.50 for the first month of the Original Term that Base Rent is due after the Abated Rent period ends (i.e. October 1, 2014). (See also Paragraph 61)

(b) **Estimated Common Area Operating Expenses:** $9,067.50 for the first month of the Original Term.

(c) **Security Deposit:** $33,930.00 ("**Security Deposit**"). (See also Paragraph 5)

(d) **Other:** $________________ for ________________.

(e) **Total Due Upon Execution of this Lease:** $67,860.00.

1.8 **Agreed Use:** General office, manufacturing and warehousing. (See also Paragraph 6)

1.9 **Intentionally Omitted.**

1.10 **Real Estate Brokers** (See also Paragraph 15): The following real estate brokers (collectively the "**Brokers**") and brokerage relationships exist in this transaction (check applicable boxes).

[X] Jones Lang LaSalle represents Lessor exclusively ("**Lessor's Broker**");

[X] CBRE represents Lessee exclusively ("**Lessee's Broker**"); or

[ ] N/A represents both Lessor and Lessee ("**Dual Agency**");

1.11 **Guarantor:** The obligations of the Lessee pursuant to this Lease are to be guaranteed by Taizhou Fuling Plastics Co., LTD. ("**Guarantor**"). (See also Paragraph 37)

1.12 **Addenda and Exhibits.** Attached hereto is an Addendum or Addenda consisting of Paragraphs 61 through 93, and Exhibits A through D, all of which constitute a part of this Lease.

2. **Premises**

2.1 **Letting.** Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of the square footage set forth in this Lease, or that may have been used in calculating Rent (as defined in Paragraph 4.1 below), is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual square footage is more or less.

2.2 **Condition.** EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PREMISES IS BEING DELIVERED TO LESSEE IN **"AS IS, WHERE IS"** CONDITION AND LESSOR IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES AS TO THE HABITABILITY OF THE PREMISES OR THE SUITABILITY OF THE PREMISES GENERALLY OR FOR ANY PARTICULAR PURPOSE. Lessor shall deliver the Premises to Lessee broom clean and free of debris, and, provided the required service contracts described in Paragraph 7.1(a) below are obtained by Lessee, in effect as of the Start Date (which as used herein means the earlier of the Commencement Date or the Beneficial Occupancy Date, if applicable), and copies of such service contracts have been delivered to Lessor within thirty (30) days following the Start Date, with the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("**HVAC**"), loading doors, if any, except for elements thereof constructed or altered by Lessee ("**Base Unit Systems**"), in good operating condition as of the Start Date, and the structural elements of the roof, load bearing walls and foundation of the Premises ("**Base Unit Structure**") free of material defects as of the Start Date except to the extent caused by the actions or alterations of Lessee or any officer, director, member, manager, partner, employee, agent, contractor, or invitee of Lessee (each, a "**Lessee Party**" and collectively, the "**Lessee Parties**"). If the HVAC and/or Base Unit Systems should malfunction or fail or if Lessee reasonably believes that there is a material defect in the Base Unit Structure, Lessee shall provide written notice to Lessor setting forth with specificity the nature and extent of such malfunction or failure or defect within thirty (30) days after the Start Date. Provided Lessee has timely delivered the foregoing notice to Lessor and such malfunction or failure of the HVAC and/or Base Unit Systems and/or material defect in the Base Unit Structure was not caused by the actions or alterations of Lessee or any Lessee Party and such malfunction or failure and/or material defect would materially and adversely affect Lessee's use of the Premises for the

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Agreed Use, then Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of such notice, rectify same. If Lessee does not give Lessor the required written notice within such thirty (30) day period, or if such malfunction, failure or defect was caused by the actions or alterations of Lessee or any Lessee Party, then correction of any such malfunction, failure or defect shall be the sole obligation of Lessee at Lessee's sole cost and expense.

2.3 **Compliance.** Lessor warrants that, to the best of Lessor's knowledge (without any duty to investigate) as of the date of this Lease, the improvements within the Premises constructed by Lessor on or before the date of this Lease comply with all Applicable Requirements (as defined herein) in effect on the date such improvement, or any portion thereof, was constructed. For purposes of this Lease "**Applicable Requirements**" shall mean all applicable laws, all applicable building codes, covenants or restrictions of record, regulations, and ordinances. Said warranty by Lessor does not apply to: (i) the use to which Lessee will put the Premises; (ii) modifications which may be required by the Americans with Disabilities Act or any similar laws made applicable to the Premises as a result of Lessee's use (See Paragraph 55); (iii) any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. Further, Lessor makes no representations or warranties regarding the ability of Date-Sensitive System/Component's (defined below) at or affecting the Premises to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar data information with respect to any calendar year (including leap year computations) ("**Date-Sensitive System Computer Problem(s)**"). For purposes of the prior sentence "**Date-Sensitive System/Components**" shall mean, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems. In the event Lessee is affected by a Date-Sensitive System Computer Problem, whether or not related to a Date-Sensitive System/Component at or affecting the Premises: (1) Lessor shall have no liability related thereto; (2) Lessee's obligations to pay Rent and perform its other obligations hereunder shall be unaffected thereby and continue without abatement; and (3) this Lease shall remain in full force and effect pursuant to all the terms and conditions herein. **NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, including zoning, render the Premises appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If a non-compliance with said warranty exists as of the date of this Lease, Lessor shall, as Lessor's sole obligation with respect to such matter except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense; provided that (I) compliance with such Applicable Requirements is not otherwise the responsibility of Lessee pursuant to this Lease, and (II) such non-compliance and Lessor's failure to rectify the same would prohibit Lessee from legally occupying the Premises. Lessor shall be permitted to include in Common Area Operating Expenses (as defined in Paragraph 4.2(a)) any costs or expenses incurred by Lessor pursuant to this Paragraph 2.3. If Lessee does not give Lessor the required written notice of a non-compliance within thirty (30) days following the date Lessor delivers the Premises to Lessee, or if such non-compliance is the result of Lessee's use of the Premises or the installation of any Alterations or Utility Installations, then correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. At all times during the Term, Lessee shall, at Lessee's sole cost, comply with all Applicable Requirements which relate to: (x) the conduct of Lessee's business at the Premises; (y) any improvements or Alterations made by Lessee or its agents, contractors or subcontractors; or (z) any Alterations or Utility Installations made or to be made by Lessee. If the Applicable Requirements are hereafter changed so as to require during the Term the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises and/or Building ("**Capital Expenditure**"), Lessor and Lessee shall allocate the cost of such work as follows:

(a) If such Capital Expenditure is required as a result: (i) of the specific and unique use of the Premises by Lessee as compared with uses by lessees in general; (ii) of Alterations or Utility Installations made or proposed to be made by Lessee, or (iii) an actual or proposed change in use, or change in intensity of use of the Premises, then Lessee shall be fully responsible for the cost thereof.

(b) If such Capital Expenditure is required for reasons other than as set forth in Paragraph 2.3(a), above (such as governmentally mandated seismic modifications), then (i) to the extent such Capital Expenditure relates to the Premises, Lessee shall pay Lessee's Portion (as defined in Paragraph 7.1(c), below) and the balance of the cost of such Capital Expenditure shall be paid by Lessor; and (ii) to the extent such Capital Expenditure does not relate to the Premises, the cost of such Capital Expenditure shall be paid by Lessor, subject to reimbursement pursuant to Paragraph 4.2, below.

2.4 **Acknowledgements.** Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including, but not limited to, the information technology infrastructure, electrical, HVAC and other air-handling equipment, and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and its suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. No later discovery by Lessee that the Premises are unsuitable for Lessee's intended use, or that Lessee is unable to use the Premises for Lessee's intended use because of any Applicable Requirements and the like, shall relieve Lessee from any of Lessee's obligations, including payment of Rent when due, pursuant to this Lease.

2.5 **Lessee as Prior Owner/Occupant and/or New Leases Under 12 Months in Duration.** The representations and warranties, if any, made by Lessor in Paragraph 2 and Paragraph 3.2 of this Lease shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises, or if the Original Term is less than twelve (12) months in duration. In such event, Lessee shall be responsible for any necessary corrective work including, but not limited to, compliance with Applicable Requirements in effect as of the Start Date, unless otherwise expressly set forth in the Addendum, if any.

2.6 **Vehicle Parking.** Lessee shall be entitled to the non-exclusive use of the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor in its sole discretion for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "**Permitted Size Vehicles.**" Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations (as defined in Paragraph 2.9). No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.

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(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice and without any liability to Lessee whatsoever, in addition to such other rights and remedies that it may have, to (i) remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall immediately be payable upon Lessor's demand and/or (ii) charge Lessee $125.00 per vehicle parked at the Project in violation of this Paragraph 2.6, per day (with no proration or grace period), which amount shall be due promptly upon Lessor's demand.

(d) Lessee's continued right to use the parking spaces herein is conditioned upon Lessee abiding by all Rules and Regulations which are prescribed from time to time by Lessor for the Project, Lessee's cooperation in seeing that Lessee's employees, suppliers, shippers, customers, contractors or invitees also comply with such Rules and Regulations and Lessee not being in Default (as defined in Paragraph 13.1, below). Lessor specifically reserves the right to change the size, configuration, design, layout and all other aspects of vehicle parking in the Common Areas at any time and Lessee acknowledges and agrees that Lessor may, without incurring any liability to Lessee and without any abatement of Rent pursuant to this Lease, from time to time, close-off or restrict access to any portion of the Common Area designated for vehicle parking.

2.7 **Common Areas - Definition.** The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that specifically are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including but not limited to, fences and gates, common entrances, lobbies, windows, corridors, restrooms, public spaces, elevators, escalators, stairways, airshafts, common area lighting facilities, roof & roof drainage systems, parking areas, loading and unloading areas, trash areas, areas of ingress and egress, roadways, walkways, driveways and landscaped areas.

2.8 **Common Areas - Lessee's Rights.** Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the Term, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor pursuant to the terms hereof and Lessee's compliance with the terms of any Rules and Regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property or place any signage, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be given or withheld in Lessor's sole discretion and revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon Lessor's demand.

2.9 **Common Areas - Rules and Regulations.** Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (**"Rules and Regulations"**) regarding the Project and the Common Areas, including but not limited to, rules and regulations for the management, safety, care, and cleanliness of the grounds, the parking of vehicles, loading and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or lessees of the Building and the Project and their invitees. Lessee hereby agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other lessees of the Project. Lessee further covenants and agrees that Lessee shall not use, or suffer or permit any person or persons to use, the Premises, the Common Areas or any part thereof in a manner contrary to the provisions of this Lease and/or the Rules and Regulations. **Lessee hereby acknowledges and agrees that Lessee shall be liable to Lessor for any damages and costs suffered by Lessor as a result of Lessee's or any Lessee Parties' breach or violation of this Paragraph 2.9, and that Lessee's indemnity obligations as set forth in Paragraph 8.7 below shall apply in the event of any such breach or violation by Lessee or any Lessee Party.**

2.10 **Common Areas - Changes.** Lessor shall have the right, in Lessor's sole discretion, from time to time and at any time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of lobbies, entrances, corridors, windows, stairways, airshafts, elevators, escalators, restrooms, public spaces, driveways, entrances, parking spaces, parking areas, loading and unloading areas, trash areas, ingress, egress, fences, gates, lighting, direction of traffic, landscaped areas, roadways, walkways, driveways, utility raceways and landscaped areas;

(b) To close any of the Common Areas for maintenance purposes provided reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in Lessor's sole discretion, deem to be appropriate.

3. **Term.**

3.1 **Term.** The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3. At any time during the Term, Lessor may deliver to Lessee a notice in the form as set forth in Exhibit "B", attached hereto, as a confirmation only of the information set forth therein, which Lessee shall execute and return to Lessor within five (5) days of receipt thereof.

3.2 **Delay In Possession.** Lessor agrees to use commercially reasonable efforts to deliver possession of the Premises to Lessee by the Beneficial Occupancy Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises.

3.3 **Lessee Compliance.** Notwithstanding anything to the contrary set forth in this Lease, Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of

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insurance (Paragraph 8.5) and Lessee performs any other conditions it is required to perform prior to or concurrently with the Start Date. Pending delivery of such evidence and performance of such conditions, Lessee shall be required to perform all of its obligations pursuant to this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance and the satisfaction of such conditions, and if the Start Date would otherwise have occurred but for the performance of such conditions, then, at Lessor's election, the Start Date shall be deemed to have occurred.

3.4 **Beneficial Occupancy.** Lessee shall have the right to occupy and commence business from the Premises following the full execution and delivery of this Lease through the date immediately preceding the Commencement Date (the "**Beneficial Occupancy Period**"), provided that (i) Lessee shall give Lessor at least ten (10) days prior written notice of any such occupancy of the Premises, (ii) a certificate of occupancy (or other legal equivalent) with respect to the Premises shall have been issued by the appropriate governmental authorities, and (iii) all of the terms and conditions of this Lease, and Lessee's obligations pursuant to this Lease, shall apply during the Beneficial Occupancy Period, excepting only that Lessee's obligation to pay monthly Base Rent shall, subject to Paragraph 13.3, below, be abated during the Beneficial Occupancy Period. The date upon which Lessor delivers possession of the Premises to Lessee for beneficial occupancy thereof shall be referred to herein as the "**Beneficial Occupancy Date.**"

4. **Rent.**

4.1 **Rent Defined.** All monetary obligations of Lessee to Lessor pursuant to the terms of this Lease (except for the Security Deposit) are deemed to be rent ("**Rent**").

4.2 **Common Area Operating Expenses.** Lessee shall pay to Lessor during the Term, in addition to the Base Rent, Lessee's Share of all Common Area Operating Expenses (as hereinafter defined) attributable to each calendar year (or any other twelve (12) consecutive month period chosen by Lessor in its sole discretion, which shall be referred to herein as a "**Fiscal Year**") in which any portion of the Term falls, in accordance with the following provisions:

(a) **"Common Area Operating Expenses"** are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:

(aa) The Common Areas and Common Area improvements including, but not limited to, building exterior and interior painting and stucco coating, coverings, decorative items, carpets, drapes, and window coverings and, including, but not limited to, common entrances, lobbies, corridors, windows, stairways, airshafts, restrooms, public spaces, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, parking areas, loading and unloading areas, including, but not limited to, slurrying and striping of the preceding, utility raceways, areas of ingress and egress, fences and gates, elevators, escalators, roofs, and roof drainage systems;

(bb) Interior and exterior signs and any lessee directory installation, operation and repair;

(cc) Any fire detection and/or sprinkler systems;

(ii) The cost of potable water, sewer, gas, steam, processed water, compressed air, electricity, information technology infrastructure, and telephone to service the Common Areas and any other utilities not separately metered, including distribution and powerhouse expenses (if any) and the costs of any utility surcharges to the Project;

(iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections, and compliance costs;

(iv) Reserves set aside for maintenance, repair and/or replacement of Common Area Improvements or equipment. Lessor may, in its sole discretion, elect to maintain a reserve fund (hereinafter the "**Reserve Fund**") for the replacement of any improvements comprising the Common Area. In such event, and in addition to the Common Area Operating Expenses, Lessee shall pay as additional Rent its proportionate share of the Reserve Fund;

(v) Real Property Taxes (as defined in Paragraph 10);

(vi) The cost of insurance maintained by Lessor relating to the Project (including, without limitation, any insurance maintained by Lessor in connection with this Lease), including, without limitation, any premium finance charges, broker's fees and charges for risk management services which may be provided by Lessor or any affiliate of Lessor;

(vii) Any deductible portion of an insured loss concerning the Project or the Common Areas;

(viii) The cost of any capital improvement or other cost incurred in connection with the Building or the Project (other than new construction of buildings or any replacement or Capital Expenditure for which Lessee pays a portion of the cost pursuant to Paragraph 7.1(c)) (A) that is intended as a labor saving device or to effect other economies in the operation or maintenance of the Building or the Project, or any portion thereof, (B) that is required under Applicable Requirements, or (C) that are in Lessor's opinion necessary to maintain the Building or the Project, or any portion thereof, in good condition and repair; provided that such cost shall be amortized (including interest on the unamortized cost) over its useful life as Lessor shall reasonably determine;

(ix) Labor, salaries, and applicable fringe benefits and costs (including any taxes levied thereon), materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting, legal and other professional fees and management fees and administration fees attributable to the operation of the Project;

(x) Costs incurred to maintain the quality, integrity, functionality and appearance of the Project;

(xi) Costs incurred for the purpose of reducing expenses;

(xii) Costs incurred in complying with Applicable Requirements affecting the Project and the ownership, use, operation thereof and cost pursuant to any covenants conditions and restrictions, entitlements, and voluntary energy savings and/or governmental programs;

(xiii) Costs incurred in providing security to the Project, if any;

(xiv) Auditor verification fees, if any; and

(xv) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be included in Common Area Operating Expenses.

(b) Any direct or indirect item of Common Area Operating Expenses and Real Property Taxes, including, without limitation, any and all occupancy taxes imposed on the use and/or occupancy of the Premises by Lessee or any assignee, sublessee or other occupant claiming by, through, or pursuant to Lessee that are specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building, including, but not limited to, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Lessor in attempting to contest, reduce or

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otherwise minimize any taxes, fees, or enactments affecting the Project (it being acknowledged that (i) only Lessor shall have the right hereunder to contest any such taxes, fees or enactments and Lessee shall have no rights to contest any such taxes, fees or enactments, and (ii) in no event shall Lessee be entitled to a refund of any amounts reduced thereby as a result of Lessor's efforts to the extent such refund is received by Lessor (A) during the Term and Lessee is then in Default or otherwise not in occupancy of all of the Premises or (B) following the expiration or earlier termination of this Lease). However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall equitably be allocated by Lessor to all buildings in the Project. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any calendar year or Fiscal Year, as applicable, during the Term, Lessor may elect to make an appropriate adjustment to the variable components of Common Area Operating Expenses for such calendar year or Fiscal Year to determine the amount of Common Area Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied throughout such calendar year or Fiscal Year; and the amount so determined shall be deemed to have been the amount of Common Area Operating Expenses for such calendar year or Fiscal Year.

(c) The inclusion of the improvements, facilities and services set forth in Paragraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services.

(d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each calendar year or Fiscal Year, as applicable, of the Term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee after the expiration of each such calendar year or Fiscal Year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding calendar year or Fiscal Year, as applicable, provided that the failure of Lessor to deliver such statement shall not relieve Lessee of the obligation to pay the actual Common Area Operating Expenses. If Lessee's payments pursuant to this Paragraph 4.2(d) during the preceding calendar year or Fiscal Year, as applicable, exceed Lessee's Share of the actual Common Area Operating Expenses as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments pursuant to this Paragraph 4.2(d) during the preceding calendar year or Fiscal Year, as applicable, were less than Lessee's Share of Common Area Operating Expenses as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of the statement. If this Lease has expired or terminated, Lessee shall pay to Lessor, within thirty (30) days after delivery by Lessor to Lessee of a statement, the amount such statement indicates is owed by Lessee. Lessor's rights set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease. Additionally, the obligations of Lessee pursuant to this Paragraph 4.2 shall survive the expiration or earlier termination of this Lease.

4.3 **Payment.** Lessee shall cause payment of Rent to be received by Lessor in immediately available, lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the Term which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or by wire transfer of funds as directed by Lessor in writing or to such other persons or place or different manner as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of fifty dollars ($50) in addition to any late charges which may be due and Lessor, at its option, may require all future rent to be paid by cashier's check.

5. **Security Deposit.** Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations pursuant to this Lease. If Lessee fails to pay Rent, or otherwise Defaults pursuant to this Lease, Lessor may, in addition to all other remedies available to Lessor at law or in equity, or otherwise available to Lessor pursuant to this Lease, use, apply or retain all or any portion of said Security Deposit for the payment of any amount due to Lessor or to reimburse or compensate Lessor for any liability, expense, cost, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall, within ten (10) days after written request therefor, deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the Term, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear or risk that the Premises may incur as a result thereof. If a change in control of Lessee occurs during this Lease which does not constitute an assignment requiring consent pursuant to Paragraph 12.1(b) and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as Lessor, in the exercise of its sole discretion, deems to be sufficient to cause the Security Deposit to be at a sufficient level based on such change in financial condition. If Lessor discovers or receives any evidence that Lessee is or may soon be insolvent or that a trustee or receiver has or may take possession of substantially all of Lessee's assets located at the Premises of or Lessee's interest in this Lease, Lessor shall have the right, in the exercise of its sole discretion, to draw upon all or any portion of the Security Deposit pursuant to the terms of this Paragraph 5. Further, Lessor shall have the right to increase the Security Deposit to an amount sufficient to reimburse Lessor for the estimated costs (as reasonably determined by Lessor) which may be incurred by Lessor in the event Lessee fails to timely remove any Lessee Owned Alterations or Utility Installations required to be removed by Lessor pursuant to Paragraph 7.4(b) and/or fails to restore the Premises to the condition existing immediately prior to such installation or removal. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Lessor shall return that portion of the Security Deposit not used or applied by Lessor after Lessee vacates and surrenders possession of the Premises in the condition required pursuant to Paragraph 7.4(c), below, and all amounts owing (or to be owed) by Lessee pursuant to this Lease shall have been determined. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee pursuant to this Lease. Lessee hereby waives all provisions of law, now or hereafter in effect, which provide that Lessor may claim from a security deposit only those sums reasonably necessary to remedy Defaults in the payment of Rent, to repair damage caused by Lessee or to clean the Premises, it being agreed that Lessee may, in addition, claim those sums specified in this Paragraph 5 above and/or those sums reasonably necessary to compensate

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Lessor for any other loss or damage, foreseeable or unforeseeable, caused by any Default and/or Breach (as defined in Paragraph 13.1, below), by Lessee pursuant to this Lease which continues beyond the applicable cure period.

6. **Use.**

6.1 **Use.** Lessee shall use and occupy the Premises only for the Agreed Use, and for no other purpose. Lessee shall not use or permit the Premises to be used for any other purpose without Lessor's prior written consent, which may be granted or withheld in Lessor's sole discretion. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, violates applicable ordinances, regulations or zoning requirements, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to adjacent premises or neighboring properties or for any improper, immoral, or objectionable purpose. Lessee shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, at Lessee's sole expense. Lessor shall have no obligation to consider any request by Lessee, or by an assignee or successor-in-interest of Lessee, to allow a use other than the Agreed Use.

6.2 **Hazardous Substances.**

(a) **Reportable Uses Require Consent.** The term **"Hazardous Substance"** as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is now or at any time hereafter, either: (i) potentially injurious to the public health, safety or welfare, to the environment, the Premises or the Project, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party pursuant to any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor which may be given or withheld in Lessor's sole and absolute discretion and timely compliance (at Lessee's expense) with all Applicable Requirements. **"Reportable Use"** shall mean (A) the installation or use of any above or below ground storage tank, (B) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (C) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any material risk of contamination or damage or expose Lessor to any liability therefor. Lessee will provide to Lessor copies of all Hazardous Substance manifests, inspection reports, permits and notices of violation from all government authorities. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor deems necessary in Lessor's sole and absolute judgment to protect itself, the public, the Premises, the Project and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) **Duty to Inform Lessor.** If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, and/or any part of the Project, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) **Lessee Remediation.** Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including, without limitation, through the plumbing or sanitary sewer system) and/or any part of the Project and shall promptly, at Lessee's expense, take all necessary or reasonably recommended investigatory and/or remedial action, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the Project or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the Term, by or for Lessee, or any third party.

(d) **Lessee Indemnification. Lessee shall indemnify, protect, defend (with counsel satisfactory to Lessor) and hold Lessor, its officers, directors, members, managers, partners, employees, agents, contractors, invitees, lenders and master or ground lessor, if any, (each, a "Lessor Party" and collectively, the "Lessor Parties") harmless from and against any and all loss of rents and/or damages, losses, liabilities, liens, judgments, claims, costs, expenses, penalties, attorneys' and consultants' fees, and expert witness fees ("Claims") arising out of or involving either directly or indirectly any Hazardous Substance brought, spilled or released in, on, under or about the Premises and/or any part of the Project by or for Lessee, or any third party (provided, however, that Lessee shall have no liability pursuant to this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties except if caused by or contributed to by Lessee and/or any Lessee Party). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No expiration, termination or cancellation of this Lease and no release agreement entered into by Lessor and Lessee shall release Lessee from its obligations pursuant to this Lease with respect to Hazardous Substances, which obligations shall specifically survive the expiration or earlier termination of this Lease.**

(e) **Lessor Remediation.** Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the date Lessor delivers the Premises to Lessee (but only to the extent that such Hazardous Substance was of such a nature that a governmental entity having jurisdiction, if it had then had knowledge of the presence of such Hazardous Substance, in the state, and under the conditions that it then existed in the Premises, would have then required investigations or remediation measures with respect thereto) (provided, however, that Lessor shall have no liability pursuant to this Lease with respect to underground migration of any Hazardous Substances under the Premises from adjacent properties), unless such remediation measure is required as a result of Lessee's use (including Alterations) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including, without limitation, allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

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(f) **Lessor Termination Option.** If a Hazardous Substance Condition (defined in Paragraph 9.1(e)) occurs during the Term (unless Lessee is responsible therefor pursuant to this Paragraph 6, in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights pursuant to this Paragraph 6 and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if and to the extent required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or one hundred thousand dollars ($100,000), whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or one hundred thousand dollars ($100,000), whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

(g) **Asbestos Notice.** Both state and federal Applicable Requirements require disclosure of asbestos-containing construction materials (**"ACM"**) in the Building. This notification is being given to provide the information required pursuant to such legislation in order to help Lessee avoid any unintentional contact with the ACMs, and to assist Lessee in making appropriate disclosures to Lessee's employees and others, as required by Applicable Requirements.

[ ] Lessee acknowledges that Lessor has advised Lessee that Lessor has no actual knowledge that the Building contains ACMs, but that Lessee has satisfied itself as to the presence or absence of ACMs in the Building.

If the box above is not checked, Lessee acknowledges that Lessor has advised Lessee that the Building contains ACMs. Lessor has made available to Lessee, Lessor's asbestos management plan or other relevant data concerning same. However, Lessee has satisfied itself as to the completeness and accuracy of same. If Lessee undertakes any Alterations or repairs to the Premises (to the extent permitted pursuant to Paragraph 7), Lessee shall, in addition to complying with the requirements of Paragraph 7, undertake the Alterations or repairs at Lessee's sole cost and expense and in a manner that avoids disturbing any ACMs present in the Building, if any. If ACMs exist in the Building and are likely to be disturbed in the course of such work, Lessee shall encapsulate or remove the ACMs, if any, at Lessee's sole cost and expense and in accordance with an approved asbestos-removal plan and otherwise in accordance with all applicable environmental laws, including giving all notices required by the Applicable Requirements.

6.3 **Lessee's Compliance with Applicable Requirements.** Except as otherwise provided for in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 **Inspection; Compliance.** Lessor and Lessor's Lender (as defined in Paragraph 30.1 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements or a Hazardous Substance Condition is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall promptly upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

6.5 **Safety And Health.** Lessee, at Lessee's sole cost and expense, covenants at all times during the Term to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Subsection 65, et seq., and any similar legislation in the state wherein the Premises is located (hereinafter, the **"Act"**), to the extent that the Act applies to the Premises and any activities thereon. Without limiting the generality of the foregoing, Lessee covenants to maintain all working areas, all machinery, structures, electrical facilities, and the like, at the Premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Lessee who may, from time to time, be present upon the Premises, and Lessee agrees to indemnify and hold Lessor and the Lessor Parties harmless from and against any liability, claim or damages, arising as a result of Default and/or Breach of the foregoing covenant and from all costs, expenses, and charges arising therefrom, including without limitation, attorneys' fees, expert and consultant fees, and other costs, incurred by Lessor and/or Lessor Parties in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

7. **Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.**

7.1 **Lessee's Obligations.** It is expressly understood and agreed that Lessor is under no obligation to provide Lessee with any services (including, without limitation, any security services) except as otherwise expressly set forth in this Lease. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.2(e) (Lessor Remediation), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment and facilities, including, but not limited to, plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including, without limitation, the procurement and maintenance of the service contracts required by Paragraph 7.1(a) below, and the procurement of janitorial services through a contractor previously approved by Lessor which services other lessees at the Project. Lessee's obligations shall include restorations, replacements or renewals when

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necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Notwithstanding the preceding sentence, only contractors approved in writing by Lessor may do any work on the roof or roof membrane. Other than contractors approved by Lessor, no person may be on the roof. If Lessee requires rail spur service, Lessee, at its sole cost and expense, must inspect, repair and maintain the physical aspects of the rail spur, and must comply with and renew, when necessary, directly with the applicable rail service provider any rail spur service or switch track agreements for the Premises. Lessee hereby acknowledges that the rail service is provided by Lessor "As-Is," "Where Is," "With All Faults" without any representations or warranties, and that any representations or warranties set forth in Paragraph 2, above, do not apply to the rail service or the physical condition thereof, and that Lessee hereby agrees and warrants that it has investigated and inspected the condition of the rail services and the rail spur and the suitability of the same for Lessee's purpose, and Lessee does hereby waive and disclaim any objection or cause of action based upon the condition or availability of the rail service or rail spur.

(a) **Service Contracts.** On or before the Beneficial Occupancy Date, Lessee shall, at Lessee's sole expense, procure and maintain at all times during the Term, contracts, with copies delivered to Lessor within thirty (30) days following the Beneficial Occupancy Date, in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC and other air-handling equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, promptly upon demand, for the cost thereof. HVAC maintenance contracts obtained by Lessee shall at a minimum require the following on a regular basis: (aa) check performance of all major components, (bb) lubricate moving parts as required, (cc) check refrigerant charges (during cooling season), (dd) inspect for oil, refrigerant, and other leaks, (ee) check operating and safety controls, (ff) check pressures and temperatures, (gg) inspect condensers, (hh) inspect fans, motors and starters, (ii) tighten electrical connections at equipment, (jj) test amperages and voltages, (kk) check belts and drives, (ll) change oil and filters, or dryers, as required (at least 4 times annually), (mm) check temperature on control system, and (nn) thoroughly inspect heat exchanger.

(b) **Failure to Perform.** If Lessee fails to perform Lessee's obligations pursuant to this Paragraph 7.1, Lessor may enter upon the Premises, perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor a sum equal to one hundred fifteen percent (115%) of the cost thereof.

(c) **Replacement; Capital Expenditures.** Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if one or more of the items described in Paragraph 7.1(a) cannot be repaired other than at a cost which is in excess of fifty percent (50%) of the cost of replacing such item, then such item shall be replaced by Lessor and the cost thereof shall be allocated between the Parties as set forth in this Paragraph 7.1(c). The cost of any Capital Expenditure described in Paragraph 2.3(b)(i), above, shall be allocated between the Parties as set forth in this Paragraph 7.1(c). Lessee's portion (hereinafter "**Lessee's Portion**") of the cost of such replacement or Capital Expenditure, as applicable, shall be determined by multiplying the total cost of such replacement, or Capital Expenditure, as applicable, by a fraction, the numerator of which is the number of months remaining in the Term, and the denominator of which is the number of months of the useful life of such replacement or work, as applicable, as such useful life is specified by Lessor (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants). Lessee shall only be obligated to pay, each month during the remainder of the Term, on the date on which Base Rent is due, an amount equal to the product of multiplying Lessee's Portion by a fraction, the numerator of which is one, and the denominator of which is the number of months remaining on the Term. Lessee may prepay its obligation at any time. The intent of this Paragraph 7.1(c) is that Lessee is solely responsible for that portion of the cost of replacement or Capital Expenditure attributable to the Term.

7.2 **Lessor's Obligations.** Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 6.3 (Lessee's Compliance with Applicable Requirements), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor has no obligation to decorate, alter, repair or improve the Premises or the Project. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 **Utility Installations; Trade Fixtures; Alterations.**

(a) **Definitions.** The term "**Utility Installations**" refers to all floor and window coverings, air and/or vacuum lines, steam lines, power panels, electrical distribution, security and fire protection systems, information technology infrastructure, communication systems (including cabling), lighting fixtures, HVAC and other air-handling equipment, plumbing, and fencing in or on the Premises. The term "**Trade Fixtures**" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "**Alterations**" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "**Lessee Owned Alterations and/or Utility Installations**" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) **Consent of Lessor.** Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent, but upon notice to Lessor, as long as (i) they are not visible from the outside of the Premises, (ii) they do not involve puncturing, relocating or removing the roof or any existing walls, (iii) they do not affect the Base Unit Systems or Base Unit Structure and (iv) the cumulative cost thereof during the Term does not exceed a sum equal to three (3) month's Base Rent in the aggregate or a sum equal to one (1) month's Base Rent in any one (1) year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof (including, without limitation, antennas, satellite reception devices, telephonic equipment, electronic transmission or reception devises, signs, billboards, advertisements, or any other equipment of any kind) without the prior written approval of Lessor, which approval may be withheld for any reason or no reason. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (A) acquiring all applicable governmental permits, (B) furnishing Lessor with copies of the permits, (C) obtaining Lessor's prior approval of the plans and specifications prior to commencement of the work, (D) compliance with all conditions of said permits and other

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Applicable Requirements in a prompt and expeditious manner, and (E) Lessee's compliance with Lessor's construction rules and regulations for the Project. Lessor's review of plans and specifications as set forth in this Paragraph 7.3(b), shall be for its sole purpose and shall not obligate Lessor to review the same, for quality, design, compliance with Applicable Requirements or other like matters. Accordingly, notwithstanding that any plans or specifications are reviewed by Lessor or its architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Lessee by Lessor or Lessor's architect, engineers, and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the plans, specifications and working drawings for the Alterations and/or Utility Installations. In addition, at Lessor's option, Lessor may submit Lessee's plans, specifications and working drawings to a third-party architect and/or engineer, selected by Lessor, for their review, at Lessee's sole cost. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications and copies of all final governmental permits and approvals. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one hundred fifty percent (150%) of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor. Lessee must reimburse Lessor within ten (10) days after Lessee's receipt of Lessor's invoice for Lessor's costs incurred relating to any Utility installations, Trade Fixtures or Alterations, including but not limited to, all management, engineering, consulting, construction and legal fees incurred by Lessor for the review and approval of Lessee's plans and specifications or for monitoring Lessee's construction of any Utility Installations, Trade Fixtures or Alterations.

(c) **Liens; Bonds; and Indemnity.** Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than twenty (20) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor, the Lessor Parties and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one hundred fifty percent (150%) of the amount of such contested lien, claim or demand, indemnifying Lessor and the Lessor Parties against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's and the Lessor Parties' attorneys' fees and costs.

7.4 **Ownership; Removal; Surrender; and Restoration.**

(a) **Ownership.** Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) **Removal.** By delivery to Lessee of written notice from Lessor at any time prior to the end of the Term, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease or, alternatively, within thirty (30) days following delivery of such written notice, if given after expiration or termination of the Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. The cost of any removal required by this Paragraph 7.4(b) shall be solely borne by Lessee.

(c) **Surrender; Restoration.** Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented had Lessee exercised good maintenance and repair practices in accordance with this Lease throughout the Term. Notwithstanding the foregoing, if the Term is for thirty six (36) months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. On or prior to the Expiration Date or any earlier termination date, Lessee shall, at Lessee's sole cost, (A) repair any damage to the Premises and/or the Building occasioned by the installation, maintenance or removal of (x) Trade Fixtures, inventory, or any personal property as well as the removal of any storage tank installed by or for Lessee, and restore the same to the condition existing immediately prior to such installation or removal, and/or (y) any Lessee Owned Alterations and Utility Installations, to the extent requested by Lessor pursuant to Paragraph 7.4(b) above, and restore the Premises to the condition existing immediately prior to such installation or removal, (B) repair or replace as necessary (i) any damaged or cracked flooring, (ii) any damaged or cracked skylights, (iii) any damaged doors, doorframes and loading doors (iv) any lighting fixtures and ballasts, (v) any damaged windows or window frames, (vi) any damage to concrete or asphalt, and (vii) any malfunctioning or damaged plumbing and restroom fixtures, (C) patch all holes in the wall surfaces, (D) fill any holes in the flooring, (E) update certifications as required for any fire extinguishers, (F) cause all electrical, plumbing, fire sprinkler, lighting, HVAC systems and loading doors to be in good operational condition, (G) completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements, (H) remove all Trade Fixtures, which shall remain the property of Lessee, and (I) remove, repair, replace and/or restore any other items specified in Lessor's Inspection List (as defined below) as the same may be updated as provided below (the forogoing items (A)-(I) shall collectively be referred to herein as the "**Lessee's Surrender Obligations**"). If Lessee fails to remove any items required to be removed by Lessee hereunder on or before the Expiration Date or any earlier termination date, then Lessor shall have the right (but not the obligation) to dispose of or retain any such items. All costs incurred by Lessor in connection with the removal or disposal of any such items shall be paid by Lessee within ten (10) days of Lessor's demand therefor. Lessee shall notify ("**Lessee's Inspection Notice**") Lessor in writing at least one hundred twenty (120) days prior to vacating the Premises and shall within thirty (30) days prior to vacating arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. If Lessee timely delivers Lessee's Inspection Notice and the parties meet for a joint inspection of the Premises prior to Lessee's vacation of the Premises, then Lessor shall have the right, as it deems necessary or desired, to provide Lessee with a list of items ("**Lessor's Inspection List**") that Lessor shall require Lessee, at Lessee's sole cost, to remove, repair, replace and/or restore prior to the Expiration Date or any earlier termination date. If Lessee fails to timely give such Lessee's Inspection Notice or to timely arrange for such inspection, then Lessor's inspection of the Premises shall be deemed conclusive for the purpose of determining Lessee's responsibility for removal, repairs, replacement and/or restoration of the Premises. Lessor shall have the right (whether or not Lessor has inspected the Premises prior to

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Lessee's vacation thereof) to inspect the Premises after Lessee vacates and surrenders possession of the Premises to Lessor to determine whether or not additional repairs and/or restoration work is required by Lessee hereunder, in which case, Lessee shall continue to be responsible for any such additional items of repair and/or restoration work identified by Lessor. In the event that Lessee fails to timely vacate the Premises and/or to timely perform all of Lessee's Surrender Obligations as required pursuant to this Paragraph 7.4(c), Lessor shall have the right, at Lessor's option, (a) to perform all of Lessee's Surrender Obligations, in which case, Lessee shall reimburse Lessor for one hundred fifteen percent (115%) of all costs incurred by Lessor in connection therewith, or (b) require Lessee to continue to perform Lessee's Surrender Obligations following the expiration or earlier termination of this Lease, in which case, Lessee shall be deemed in holdover of the Premises pursuant to the provisions of Paragraph 26 below until Lessee has completed all of the Lessee's Surrender Obligations as required herein and to the reasonable satisfaction of Lessor. In addition, at least fourteen (14) days but no more than thirty (30) days prior to the Expiration Date or any earlier termination date, Lessee shall deliver to Lessor (i) a certificate from an engineer reasonably acceptable to Lessor certifying that the HVAC and other air-handling systems are then in good repair and working order and (ii) a Phase I environmental assessment of the Premises and if so recommended in the Phase I, a Phase II environmental site assessment prepared by an environmental engineer reasonably acceptable to Lessor indicating that no Hazardous Substance Condition exists on the Premises in violation of Applicable Requirements.

8. **Insurance; Indemnity.**

8.1 **Payment of Premiums.** The cost of the premiums for the insurance policies required to be carried by Lessor pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b) shall be included in Common Area Operating Expenses. Premiums for policy periods commencing prior to, or extending beyond, the Term shall be prorated to coincide with the corresponding Start Date and Expiration Date.

8.2 **Liability Insurance.**

(a) **Carried by Lessee.** Lessee shall obtain and keep in force during the Term a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (all as additional insureds) against claims for bodily injury, property damage, personal injury and advertising injury based upon, relating to, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto, and shall cover all owned, non-owned, and hired vehicles used in the conduct of the Lessee's business and operated on or parked upon the Project. Lessee shall promptly provide Lessor with evidence of such insurance in the form of an endorsement to the policy or a copy of the policy. A certificate of insurance is not acceptable. Such insurance shall be on an occurrence basis for bodily injury and property damage coverage, providing coverage in an amount not less than three million dollars ($3,000,000) for damages because of all bodily injury and property damage arising out of any one occurrence and coverage in an amount not less than three million dollars ($3,000,000) for all damages because of all personal injury and all advertising injury sustained by any one person or organization. The insurance shall include an "Additional Insured - Managers, Lessors, of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage or injury caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any inter-insured exclusions as between insured persons or organizations, shall contain endorsements for cross-liability to ensure a severability of interests, but shall include coverage for liability assumed pursuant to this Lease as an "insured contract" for the performance of Lessee's indemnity obligations pursuant to this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee, nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any insurance carried by Lessor, whose insurance shall be considered excess insurance only and shall not insure Lessee. The Parties acknowledge and agree that the failure by Lessee to fully and continuously comply with all of the foregoing insurance requirements and covenants, whether through Lessee's neglect, inability to obtain such coverage, or otherwise, shall constitute a material Breach of this Lease. If Lessee shall fail to procure and maintain the insurance required to be carried by Lessee hereunder, Lessor may, but shall not be required to, procure and maintain the same for the account of Lessee, and all cost thereof shall be paid by Lessee to Lessor within ten (10) days of demand.

(b) **Carried by Lessor.** To the extent available, commercially appropriate, and required by any Lender, Lessor shall maintain commercial general liability insurance, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 **Property Insurance - Building, Improvements and Rental Value.**

(a) **Building and Improvements.** To the extent available, commercially appropriate, and required by any Lender, Lessor shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground lessor, and to any Lender(s) insuring loss or damage to the Project. Lessor shall have the right (but not the obligation), in its sole discretion, to maintain terrorism, earthquake and/or flood insurance with respect to the Building and the Project, in which event the costs of such insurance shall be included in the Common Area Operating Expenses.

(b) **Rental Value.** Lessor may obtain and keep in force, if available and commercially appropriate, and to the extent required by any Lender, a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for a minimum of one (1) year (**"Rental Value Insurance"**).

(c) **Adjacent Premises.** Lessee shall pay for the entirety of any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(d) **Lessee's Improvements.** In no event shall Lessor be required to insure Lessee's personal property, Trade Fixtures, and/or Lessee Owned Alterations and Utility Installations. Lessor may obtain and keep in force, if available and commercially appropriate, and to the extent required by any Lender, insurance coverage on Lessee Owned Alterations and/or Utility Installations if the item in question has become the property of Lessor pursuant to the terms of this Lease.

8.4 **Lessee's Property; Business Interruption Insurance.**

(a) **Property Damage.** Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed one thousand dollars ($1,000) per loss or occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Upon written request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force in the form of an endorsement to the policy or a copy of the policy.

(b) **Business Interruption.** Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

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(c) **No Representation By Lessor of Adequate Coverage.** Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations pursuant to this Lease.

8.5 **Insurance Policies.** Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A+XV, as set forth in the most current issue of "A.M. Best's Insurance Guide", or such other rating as may be acceptable to Lessor (in its sole discretion) or otherwise required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Beneficial Occupancy Date, deliver to Lessor certified copies of policies of such insurance or endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence satisfactory to Lessor of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one (1) year, or the length of the remaining Term, whichever is less. Lessee shall carry and maintain during the entire Term, at Lessee's sole cost and expense, increased amounts of the insurance required to be carried by Lessee pursuant to this Lease and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Lessee's operations therein, as may be reasonably required by Lessor.

8.6 **Waiver of Subrogation.** Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 **Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend (with counsel satisfactory to Lessor) and hold harmless Lessor and the Lessor Parties, from and against any and all Claims arising out of, involving, or in connection with, the use and/or occupancy of the Premises or the Project by Lessee or any of the Lessee Parties or any act, omission or negligence of any Lessee and/or any of the Lessee Parties or any Default and/or Breach by Lessee of any covenants, terms and/or conditions set forth in this Lease, either prior to, during, or after the expiration of the Term. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's sole cost and expense by counsel reasonably satisfactory to Lessor and Lessor shall reasonably cooperate with Lessee in such defense. If Lessor in its sole discretion shall determine that it is in Lessor's interest to have separate legal counsel, Lessee shall indemnify Lessor for any legal fees and costs incurred by Lessor for the defense of any such Claims. Lessor need not have first paid any such Claims in order to be defended or indemnified.**

8.8 **Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, or any of the Lessee Parties, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or other air-handling equipment or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building or the Project, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom and Lessee waives any claim against Lessor and/or the Lessor Parties for actual, consequential, incidental, exemplary or punitive damages.**

9. **Damage or Destruction or Hazardous Substance Condition.**

9.1 **Definitions.**

(a) **"Premises Partial Damage"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction.

(b) **"Premises Total Destruction"** shall mean damage or destruction to the Premises or the Project, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction.

(c) **"Insured Loss"** shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) **"Replacement Cost"** shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) **"Hazardous Substance Condition"** shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance (as defined in Paragraph 6.2(a)), in, on, or under the Premises.

(f) **"Lessee Damage Notice"** shall mean Lessee's written notification to Lessor of any damage to the Premises, which Lessee shall deliver to Lessor within twenty four (24) hours following any such damage. Lessor shall notify Lessee in writing within thirty (30) days from its receipt of the Lessee Damage Notice as to whether the damage is Premises Partial Damage or Premises Total Destruction.

9.2 **Partial Damage - Insured Loss.** If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible after Lessor's receipt of the Lessee Damage Notice and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is five thousand dollars ($5,000) or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the insurance required pursuant to this Lease was not in force or the insurance proceeds are not sufficient to effect such repair, the party required to insure such damage pursuant to the terms of this Lease shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such

shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 **Partial Damage - Uninsured Loss.** If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act or omission of Lessee, any Lessee Party or Lessee's licensees or customers (in which event Lessee shall make the repairs at Lessee's sole cost and expense), Lessor may either: (i) repair such damage as soon as reasonably possible after Lessor's receipt of the Lessee Damage Notice, at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 **Total Destruction.** Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Premises Total Destruction. If the damage or destruction was caused by the negligence or willful act or omission of Lessee, any Lessee Party or Lessee's licensees or customers, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 **Damage Near End of Term.** If, at any time during the last six (6) months of the Term there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of Lessor's receipt of the Lessee Damage Notice. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 **Abatement of Rent; Lessee's Remedies.**

(a) **Abatement.** In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee or any Lessee Parties is not responsible pursuant to this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance, provided that any such abatement shall not commence until the date of Lessor's receipt of the Lessee Damage Notice. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessor is not expressly responsible pursuant to this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall not be abated.

(b) **Remedies.** If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and material way, such repair or restoration within ninety (90) days (subject to force majeure, as defined below) after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days (subject to force majeure and Lessor's receipt of insurance proceeds) thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days (subject to force majeure and Lessor's receipt of insurance proceeds), this Lease shall continue in full force and effect. For purposes of this Paragraph 9.6(b), only, "**commence**" shall mean either the authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. For purposes of this Lease, "**force majeure**" means any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty and other causes beyond the reasonable control of Lessor, which events shall excuse the performance by Lessor for a period equal to any such prevention, delay or stoppage.

9.7 **Termination - Advance Payments.** Upon termination of this Lease pursuant to Paragraph 6.2(f) or this Paragraph 9 herein, then (i) an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor; and (ii) the Lessee shall pay Lessor that portion of the insurance proceeds due pursuant to Paragraph 8.4 equal to the total amount of such proceeds times a fraction the numerator of which is the number of months elapsed in the Term and the denominator of which is the total number of months in the Term.

9.8 **Waive Statutes.** Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. **Real Property Taxes.**

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10.1 **Definition.** As used herein, the term **"Real Property Taxes"** shall include any form of assessment, real estate, ad valorem, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes) or payment in lieu of tax, improvement bond, and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, including, without limitation, gross receipts and gross rental taxes by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county, state or other taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the Term, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon or any other tax or assessment imposed in lieu of any Real Property Taxes. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. Notwithstanding anything to the contrary set forth in this Lease, the amount of Real Property Taxes for any calendar year shall be calculated without taking into account any decreases in real estate taxes obtained by Lessor during the Term as permitted pursuant to applicable law, and, therefore, the Real Property Taxes payable by Lessee hereunder may be greater than those actually incurred by Lessor, but shall, nonetheless, be the Real Property Taxes due pursuant to this Lease. In connection with the foregoing, any tax refunds obtained by Lessor shall remain the sole property of Lessor and shall not be deducted from Real Property Taxes to the extent such refund is received by Lessor (A) during the Term and Lessee is then in Default or otherwise not in occupancy of all of the Premises or (B) following the expiration or earlier termination of this Lease.

10.2 **Payment of Taxes.** Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 **Additional Improvements.** Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable pursuant to Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

10.4 **Joint Assessment.** If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5 **Personal Property Taxes.** Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. **Utilities.** Lessee shall obtain and pay for all water (including, without limitation, all potable and processed water), gas, steam, heat, light, electricity, telephone and other information technology infrastructure, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such utilities are not separately metered or assessed or are only partially separately metered or assessed and are used in common with other lessees in the Building or Project, as the case may be, Lessee shall pay to Lessor Lessee's Share of such charges as part of Common Area Operating Expenses, in addition to Lessee's payments of the separately metered charges. Lessee must arrange and pay for the installation of any required utility meters. Lessee must pay any fees or deposits required for any of the utilities. Notwithstanding the provisions of Paragraphs 1.6 and 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, gas, steam, heat, light, electricity, telephone, information technology infrastructure, other commonly metered utilities, trash disposal, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs. It is expressly understood and agreed that Lessor shall have no liability for any interruption or termination of utility services to the Premises and Lessee shall have no right to terminate this Lease in the event of any such interruption or termination.

12. **Assignment and Subletting.**

12.1 **Lessor's Consent Required.**

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, **"assign or assignment"**) all or any part of Lessee's interest in this Lease or sublet all or any portion of the Premises without Lessor's prior written consent, which shall not unreasonably be withheld.

(b) Any change in the control of Lessee or any change in the legal form of Lessee shall constitute an assignment requiring consent. The (i) transfer, on a cumulative basis, of twenty-five percent (25%) or more of the ownership interest in Lessee, any entity directly or indirectly controlling Lessee, or Guarantor of this Lease; or (ii), any other transfer or transactions which gives parties, other than those parties currently comprising Lessee, the authority to direct the management of the Lessee, shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its tangible assets in any transaction, or series of transactions (by way of merger, sale, acquisition, reorganization, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Tangible Net Worth of Lessee (as defined below) by an amount greater than twenty-five percent (25%) of such Tangible Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. **"Tangible Net Worth of Lessee"** shall mean the tangible net worth of Lessee (excluding any guarantors) immediately prior to the transaction as established pursuant to generally accepted accounting principles, consistently applied.

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(d) An assignment or subletting without Lessor's consent shall, at Lessor's option, be null, void and of no effect, and shall, at Lessor's option, be a Default curable after notice, or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, in addition to all other rights and remedies of Lessor herein, Lessor may either: (1) terminate this Lease, or (2) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Term shall be increased to one hundred ten percent (110%) of the scheduled adjusted rent.

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment of subletting if Lessee is in Default at the time consent is requested.

(g) The parties hereby agree that it shall be reasonable pursuant to this Lease and pursuant to any Applicable Requirements for Lessor to withhold consent to any proposed transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent.

(i) The transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building or the Project than Lessee;

(ii) The transferee intends to use the subject space for purposes which are not permitted pursuant to this Lease;

(iii) The transferee is either a governmental agency or instrumentality thereof;

(iv) The transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved pursuant to the Lease on the date consent is requested; or

(v) The proposed transfer would cause Lessor to be in violation of another lease or agreement to which Lessor is a party, or would give an occupant of the Building a right to cancel its lease;

(vi) The terms of the proposed transfer will allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Lessee (or will allow the transferee to occupy space leased by Lessee pursuant to any such right);

(vii) Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee, (A) occupies space in the Building or the Project at the time of the request for consent, (B) is negotiating with Lessor to lease space in the Building at such time, or (C) has negotiated with Lessor during the twelve (12) month period immediately preceding the date of Lessee's notice to Lessor of the proposed transfer;

(viii) The rent charged by Lessee to such transferee during the term of such transfer, calculated using a present value analysis, is less than the rent being quoted by Lessor at the time of such transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

(ix) If the proposed assignee's or sublessee's activities in or about the Premises, the Building and/or the Project involve the use, handling, storage or disposal of any Hazardous Substances, (x) it shall be reasonable for Lessor to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (y) Lessor may impose an additional condition to such assignment or sublease which requires Lessee to reasonably establish that such assignee's or sublessee's activities pose no materially greater risk of contamination to the Premises, the Building and/or the Project than do Lessee's permitted activities in view of: (a) the quantities, toxicity and other properties of the Hazardous Substances to be used by such assignee or sublessee; (b) the precautions against a release of Hazardous Substances such assignee or sublessee agrees to implement; (c) such assignee's or sublessee's financial condition as it relates to its ability to fund a major cleanup; and (d) such assignee's or sublessee's policy and historical record respecting its willingness to respond to the cleanup of a release of Hazardous Substances.

12.2 **Terms and Conditions Applicable to Assignment and Subletting.**

(a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee pursuant to this Lease, (ii) release Lessee of any obligations hereunder, (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee, (iv) release the Guarantor, if any, of any obligations hereunder, or (v) be effective without the express written acknowledgment by Guarantor of its continuing obligations pursuant to the Guaranty, if any.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations pursuant to this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including, but not limited to, the intended use and/or required modification of the Premises, if any, together with a fee of one thousand dollars ($1,000) or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. Whether or not Lessor shall grant consent, Lessee shall pay all reasonable attorneys' fees and costs incurred by Lessor in connection with reviewing, approving, drafting, and consummating, if applicable, any assignment or sublease requested by Lessee.

(f) Any assignee of, or sublessee pursuant to, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing. Lessee shall provide any assignee or sublessee with a complete copy of this Lease and a copy of all Rules and Regulations in effect at the time of said assignment or sublease.

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(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option (as defined in Paragraph 39 below) granted to the original Lessee by this Lease.

12.3 **Additional Terms and Conditions Applicable to Subletting.** The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases pursuant to this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations pursuant to this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations pursuant to this Lease, to pay to Lessor all Rent due and to become due pursuant to the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor pursuant to such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor. If Lessee does not require the sublessee to attorn to Lessor, the sublease shall be extinguished upon the termination of this Lease as a result of Lessee's breach hereunder, and the sublessee shall have no further right to occupy the Premises.

(c) Any matter requiring the consent of the sublessor pursuant to a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessee may list the Premises for sublease or assignment with only reputable brokers approved in writing by Lessor. Any broker retained by Lessee is not the agent of Lessor for any purpose, and unless expressly agreed in writing otherwise, Lessor shall not be responsible for any compensation or charges claimed by any broker retained by Lessee or the sublessee, or from and against any party whose claim is based, directly or indirectly, on any proposed sublease or assignment. Lessee must indemnify, protect, defend (with counsel satisfactory to Lessor) and hold Lessor and the Lessor Parties harmless from and against any claim for compensation or charges claimed by any broker retained by Lessee, or from and against any party whose claim is based, directly or indirectly, on any proposed sublease or assignment.

12.4 **Recapture.** If Lessee proposes to assign this Lease or sublease all or any part of the Premises, and without limitation on Lessor's right to withhold consent pursuant to Paragraph 12.1(a), above, Lessor may, at its option, upon written notice to Lessee given within thirty (30) days after receipt of the Lessee's request for consent to a sublease or an assignment, elect to recapture the Premises and upon such election, this Lease shall terminate. Lessor may, at its option, lease the recaptured Premises to the sublessee or assignee identified in Lessee's consent request without liability to Lessee. If Lessor does not elect to recapture pursuant to this Paragraph 12.4 and has provided its consent consistent with the terms and conditions of this Paragraph 12, Lessee may thereafter enter into a valid sublease or assignment with the proposed sublessee or assignee provided that: (i) the sublease or assignment in the form approved by Lessor and consistent with the terms of 12.2 and 12.3 is executed by Lessee and sublessee or assignee within thirty (30) days after Lessor's consent; and (ii) Lessee agrees to pay the Transfer Premium (as defined in Paragraph 12.5).

12.5 **Transfer Premium.** If Lessor shall consent to any proposed sublease of the Premises, or an assignment of this Lease, and if Lessee shall enter into any sublease of the Premises or any part thereof, or an assignment of this Lease, Lessee agrees to pay to Lessor one hundred percent (100%) of any Transfer Premium. For purposes herein, "**Transfer Premium**" shall mean all rent, additional rent or other consideration payable by such assignee or sublessee in connection with the assignment or sublease, as applicable, in excess of the Rent payable by Lessee pursuant to this Lease during the remaining Term (in the event of an assignment) or the term of the sublease (in the event of a sublease), as applicable, on a per square foot basis if less than all of the Premises is subleased, including, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Lessee in connection with such assignment or sublease, as applicable, and any payment in excess of fair market value for services rendered by Lessee to an assignee or sublessee, as applicable, or for Trade Fixtures, Utility Installations, inventory or other personal property transferred by Lessee to the assignee or sublessee in connection with such assignment or sublease. Provided that Lessee delivers to Lessor supporting documentation reasonably acceptable to Lessor, Lessee may deduct actual and reasonable out-of-pocket expenses incurred by Lessee in connection with the assignment or sublease, as applicable, amortized over the remaining Term (in the event of an assignment) or the term of the sublease (in the event of a sublease), as the case may be, for (i) any improvements to the Premises in connection with the assignment or sublease and (ii) any reasonable brokerage commissions paid by Lessee in connection with the assignment or sublease. Lessee agrees to pay to Lessor the Transfer Premium prior to the effective date of, and as an express condition to Lessor's obligation to consent to, the assignment or sublease. For purposes of determining the Transfer Premium pursuant to this Paragraph 12.5, the value attributed to Lessee's Trade Fixtures, Utility Installations, inventory, or other personal property shall be the fair market value thereof determined as if such items were sold or transferred separately from the Premises. Lessor or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Lessee relating to any sublease, assignment or other transfer (including, but not limited to, a sale of the Lessee's business), and shall have the right to make copies thereof. If the Transfer Premium respecting any sublease, assignment or other transfer shall be found understated, Lessee shall, within thirty (30) days after demand, pay the deficiency and Lessor's costs of such audit, and if understated by more than ten percent (10%), Lessor shall have the right to cancel this Lease upon thirty (30) days' notice to Lessee.

13. **Default; Breach; Remedies.**

13.1 **Default; Breach.** A "**Default**" is defined as a failure by the Lessee timely to comply with or perform any of the terms, covenants, conditions or Rules and Regulations pursuant to this Lease. A "**Breach**" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacation of the Premises and the failure of Lessee to continue to comply with Lessee's obligations pursuant to this Lease.

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(b) The failure of Lessee to (i) make any payment of Rent, (ii) deliver the Security Deposit and/or any additional amounts required to restore or increase the Security Deposit pursuant to Paragraph 5, above, or (iii) deliver any letter of credit and/or any additional amounts required to restore or increase such letter of credit, as required pursuant to this Lease, whether any such payment or delivery is to Lessor or to a third party, when due.

(c) The failure of Lessee to continuously and without interruption maintain any insurance or surety bond required in this Lease, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation pursuant to this Lease which failure endangers or threatens life or property.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, or (vii) any other documentation or information which Lessor may reasonably require of Lessee pursuant to the terms of this Lease.

(e) At Lessor's option, any assignment or subletting without Lessor's consent.

(f) Any failure by Lessee to comply with or perform any of the provisions of Paragraph 41, below.

(g) Any breach by Lessee of the representations and warranties set forth in Paragraph 56, below.

(h) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Paragraph 13.1(h) is contrary to any Applicable Requirements, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(i) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(j) If the performance of Lessee's obligations pursuant to this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease, or (vi) the failure or refusal of any Guarantor to provide: (A) evidence of the execution of the guaranty, including, but not limited to, the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (B) current financial statements, (C) an Estoppel Certificate, or (D) written confirmation that the guaranty is still in effect.

(k) Lessee does or permits anything that creates a lien on the Premises or the Project, and Lessee fails to discharge the lien within thirty (30) days of its filing.

(l) Lessee's default beyond applicable notice and cure periods pursuant to any other lease with Lessor or any parent, subsidiary or affiliate of Lessor.

(m) The failure by Lessee to observe or perform according to the provisions of Paragraphs 2.6 and 2.9 of this Lease where such failure continues for more than one (1) day after notice from Lessor.

(n) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease other than those described in Paragraphs 13.1(a) - (m) above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that it is reasonably capable of cure, but more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee promptly (but in no event later than thirty (30) days) commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

If a Default occurs more than two (2) times within any period of twelve (12) months, then, notwithstanding that Lessee cured those prior Defaults, any further Default is a Breach of this Lease for which no notice is required or cure available. The Parties acknowledge and agree that the failure by Lessee to fully comply with any of Lessee's covenants, commitments, responsibilities and other obligations set forth in this Lease, shall constitute a material breach, and not be construed for any purpose as a de minimis or immaterial breach thereof. All notices provided pursuant to this Paragraph 13 shall be in lieu of, and not in addition to, any notice required pursuant to law.

13.2 **Remedies.** If Lessee fails to perform any of its affirmative duties or obligations, within five (5) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to one hundred fifteen percent (115%) of the costs and expenses of any such performance by Lessor promptly upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check or by wire transfer.

(a) **In General.** In the event of a Breach, Lessor, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

(i) Upon five (5) days' notice to Lessee, declare to be immediately due and payable, on account of the Rent and other charges herein reserved for the balance of the Term (taken without regard to any early termination of said Term on account of Default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Lessee shall remain liable to Lessor as hereinafter provided; and/or

(ii) Whether or not Lessor has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days' notice to Lessee and, on the date specified in said notice, this Lease and the Term hereby demised and all rights of Lessee hereunder shall expire and terminate and Lessee shall thereupon quit and surrender possession of the Premises to Lessor in the condition elsewhere herein required and Lessee shall remain liable to Lessor as hereinafter provided.

(b) **Accelerated Rent Component.** For purposes hereof, the "**Accelerated Rent Component**" shall mean the aggregate of:

(i) All Rent and other charges, payments, costs and expenses due from Lessee to Lessor and in arrears at the time of the election of Lessor to recover the Accelerated Rent Component;

(ii) The Base Rent reserved for the then entire unexpired balance of the Term (taken without regard to any early termination of the Term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Lessee up to the end of said Term which shall be capable of precise determination at the time

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of Lessor's election to recover the Accelerated Rent Component, discounted to present value at the rate of three percent (3%) per annum; and

(iii) Lessor's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Lessee up to the end of said Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of additional Rent to accrue pursuant to the provisions of this Lease shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default), discounted to present value at the rate of three percent (3%) per annum.

(c) **Re-Entry.** In any case in which this Lease shall have been terminated, or in any case in which Lessor shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Lessor may, without further notice, enter upon and repossess the Premises, by summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee and all other persons and property from the Premises and may have, hold and enjoy the Premises and the rents and profits therefrom. Lessor may, in its own name, as agent for Lessee, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and provisions (which may include concessions or free rent) as Lessor in its sole discretion may determine. Lessor may, in connection with any such reletting, cause the Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Premises.

(d) **Continuing Liability.** Lessee shall, with respect to all periods of time up to and including the expiration of the Term (or what would have been the expiration date in the absence of Default or Breach) remain liable to Lessor as follows:

(i) In the event of termination of this Lease on account of Lessee's Default or Breach, Lessee shall remain liable to Lessor for damages equal to the Rent and other charges payable pursuant to this Lease by Lessee as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including, without limitation, all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Lessor by virtue of payment by Lessee of the Accelerated Rent Component (but without prejudice to the right of Lessor to demand and receive the Accelerated Rent Component), such damages shall be payable to Lessor, at Lessor's option, monthly upon presentation to Lessee of a bill for the amount due, or at such other intervals or times as Lessor shall determine.

(ii) In the event and so long as this Lease shall not have been terminated after Default or Breach by Lessee, the Rent and all other charges payable pursuant to this Lease shall be reduced by the net proceeds of any reletting by Lessor (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Lessee to Lessor (but without prejudice to the right of Lessor to demand and receive the Accelerated Rent Component), and any amount due to Lessor shall be payable monthly, at Lessor's option, upon presentation to Lessee of a bill for the amount due, or at such other intervals or times as Lessor shall determine.

(e) **Credit.** In the event Lessor does not terminate this Lease and Lessor shall, after Default or Breach by Lessee, recover the Accelerated Rent Component from Lessee and it shall be determined at the expiration of the Term (taken without regard to early termination for Default) that a credit is due to Lessee because the net proceeds of reletting, as aforesaid, plus the amounts paid to Lessor by Lessee exceed the aggregate of Rent and other charges accrued in favor of Lessor to the end of said Term, Lessor shall refund such excess to Lessee, without interest, promptly after such determination.

(f) **No Duty to Relet.** Lessor shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any Rent due upon a reletting.

(g) **Additional Rights.** As a cumulative and alternative remedy of Lessor in the event of termination of this Lease by Lessor following any Breach or Default by Lessee, Lessor, at its option, shall be entitled to recover damages for such Breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Lessor's election pursuant to this Paragraph 13.2(g) less the fair rental value of the Premises (determined with an equivalent discount to present value) for the remainder of the Term (taken without regard to the early termination), and such damages shall be payable by Lessee upon demand.

(h) **Bankruptcy.** Nothing contained in this Lease shall limit or prejudice the right of Lessor to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

(i) **Overdue Payments.** If Rent or any other sum due from Lessee to Lessor shall be overdue for more than fifteen (15) days after notice from Lessor, it shall thereafter bear interest at the rate specified in Paragraph 13.5 hereof, including, without limitation, from and after judgment, execution sale, filing of a bankruptcy petition and the like.

(j) **Non-Waiver.** No waiver by Lessor of any Breach by Lessee or any of Lessee's obligations, agreements or covenants herein shall be a waiver of any subsequent Breach or of any obligation, agreement or covenant, nor shall any forbearance by Lessor to seek a remedy for any Breach by Lessee be a waiver by Lessor of any rights and remedies with respect to such or any subsequent Breach.

(k) **Rights and Remedies Cumulative.** No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy provided herein or by law, including without limitation consequential damages, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

(l) **Confession of Judgment.** LESSOR SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST LESSEE AND ALL PERSONS CLAIMING THROUGH LESSEE, FOR POSSESSION OF THE PREMISES AND/OR FOR MONIES OWED TO LESSOR:

(i) IF RENT OR ANY CHARGES HEREBY RESERVED AS RENT, OR DAMAGES BY REASON THEREOF, OR ANY OTHER SUM DUE AND PAYABLE IN CONNECTION WITH THIS LEASE, INCLUDING WITHOUT LIMITATION ANY LATE FEES OR INTEREST ACCRUED OR ACCRUING THEREON, AND ANY REIMBURSEMENT FOR ATTORNEY FEES OWED BY LESSEE (COLLECTIVELY, THE "AMOUNTS DUE"), SHALL REMAIN UNPAID ON ANY DAY WHEN THE SAME IS DUE BEYOND ANY APPLICABLE GRACE PERIOD (IF ANY), WHETHER PRIOR TO OR AFTER THE TERMINATION OR EXPIRATION OF THIS LEASE, LESSEE HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR THE AMOUNTS DUE, OR ANY PORTIONS THEREOF, OR FOR AMOUNTS AGREED TO BE PAID BY LESSEE, AND TO CONFESS JUDGMENT AGAINST LESSEE IN ANY COMPETENT COURT FOR THE RECOVERY OF RENT OR OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES. IN SUCH SUITS OR ACTIONS, LESSEE EMPOWERS SUCH

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PROTHONOTARY, CLERK OF COURT OR ATTORNEY TO CONFESS JUDGMENT AGAINST LESSEE FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID OR ANY OTHER AMOUNT DUE, INCLUDING WITHOUT LIMITATION, AT LESSOR'S OPTION, THE ACCELERATED RENT COMPONENT OR THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEY'S COMMISSION EQUAL TO THE GREATER OF TWO THOUSAND DOLLARS ($2,000.00) OR FIVE PERCENT (5%) OF THE AMOUNT SO CONFESSED. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY RENT OR ANY OTHER AMOUNT DUE SHALL FALL DUE OR BE IN ARREARS, INCLUDING WITHOUT LIMITATION, FOR THE SAME AMOUNTS DUE AS PREVIOUSLY CONFESSED IF AND TO THE EXTENT THAT A PREVIOUS CONFESSION OF JUDGMENT SHALL BE STRICKEN OR OTHERWISE INVALIDATED WITHOUT A FINAL DECISION ON THE MERITS OF THE CLAIM. SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE ORIGINAL TERM, DURING ANY EXTENSION OR RENEWAL, AND/OR AFTER THE TERMINATION OF THIS LEASE.

(ii) WHEN THIS LEASE SHALL BE TERMINATED BY REASON OF A DEFAULT BY LESSEE OR ANY OTHER REASON WHATSOEVER, EITHER DURING THE ORIGINAL TERM OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR LESSEE TO CONFESS JUDGMENT IN EJECTMENT IN ANY COMPETENT COURT AGAINST LESSEE AND ALL PERSONS CLAIMING UNDER LESSEE FOR THE RECOVERY BY LESSOR OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE LESSOR'S SUFFICIENT WARRANT. UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LESSOR SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES SHALL REMAIN IN OR BE RESTORED TO LESSEE, THEN LESSOR SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR CONTINUING DEFAULT OR DEFAULTS, OR AFTER EXPIRATION OF THIS LEASE, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AGAINST LESSEE AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES.

(iii) IN ANY ACTION OF EJECTMENT AND/OR FOR RENT IN ARREARS OR OTHER AMOUNT DUE, LESSOR SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LESSOR OR SOMEONE ACTING FOR LESSOR SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE. IF A TRUE COPY OF THIS LEASE SHALL BE FILED IN SUCH ACTION (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

(iv) LESSEE EXPRESSLY AGREES, TO THE EXTENT NOT PROHIBITED BY LAW, THAT ANY JUDGMENT, ORDER OR DECREE ENTERED AGAINST IT BY OR IN ANY COURT OR MAGISTRATE BY VIRTUE OF THE POWERS OF ATTORNEY CONTAINED IN THIS LEASE SHALL BE FINAL, AND THAT LESSEE WILL NOT TAKE AN APPEAL, CERTIORARI, WRIT OF ERROR, EXCEPTION OR OBJECTION TO THE SAME, OR FILE A MOTION OR RULE TO STRIKE OFF OR OPEN OR TO STAY EXECUTION OF THE SAME, AND RELEASES TO LESSOR AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR LESSEE ALL ERRORS IN THE SAID PROCEEDINGS AND ALL LIABILITY THEREFOR.

(v) THE RIGHT TO ENTER JUDGMENT AGAINST LESSEE AND TO ENFORCE ALL OF THE OTHER PROVISIONS OF THIS LEASE HEREIN PROVIDED FOR, AT THE OPTION OF ANY ASSIGNEE OF THIS LEASE, MAY BE EXERCISED BY ANY ASSIGNEE OF LESSOR'S RIGHT, TITLE AND INTEREST IN THIS LEASE IN LESSEE'S OWN NAME, NOTWITHSTANDING THE FACT THAT ANY OR ALL ASSIGNMENTS OF SAID RIGHT, TITLE AND INTEREST MAY NOT BE EXECUTED AND/OR WITNESSED IN ACCORDANCE WITH THE ACT OF ASSEMBLY OF MAY 28, 1715, 1 SM. L. 94, AND ALL SUPPLEMENTS AND AMENDMENTS THERETO THAT HAVE BEEN OR MAY HEREAFTER BE PASSED. LESSEE HEREBY EXPRESSLY WAIVES THE REQUIREMENTS OF SAID ACT OF ASSEMBLY AND ANY AND ALL LAWS REGULATING THE MANNER AND/OR FORM IN WHICH SUCH ASSIGNMENTS SHALL BE EXECUTED AND WITNESSED.

(m) **Waivers of Notice.** If proceedings shall be commenced by Lessor to recover possession pursuant to the Act of Assembly, either at the end of the Term or upon occurrence of any Breach, Lessee expressly waives all right to notice in excess of five (5) days required by the Act, and agrees that in either or any such case, five (5) days' notice shall be sufficient. Without limitation of or by the foregoing, Lessee hereby waives any and all demand, notices of intention and notices of action or proceedings which may be required by law to be given or taken prior to any entry or re-entry by summary proceedings, ejectment or otherwise, by Lessor, except as hereinbefore expressly provided with respect to the five (5) days' notice; and provided further that this shall not be construed as a waiver by Lessor of any notices to which this Lease expressly provides that Lessee is entitled.

(n) **Waiver of Recovery by Lessee.** In the event of a termination of this Lease, prior to the date of expiration herein originally fixed, whether by reason of service of a notice as provided herein terminating this Lease, or by reason of entry or re-entry, summary proceedings, ejectment or other operation of law, Lessee hereby waives all right to recover or regain possession of the Premises, to save forfeiture by payment of Rent due or by other performance of the conditions, terms or provisions hereof, if such termination occurred by reason of any failure in performance hereof. Without limitation of or by the foregoing, Lessee waives all right to reinstate or redeem this Lease, notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect. Lessee further waives all right to any second or further trial in summary proceedings, ejectment or in any other action provided by any statute or decision now or hereafter in force of effect.

13.3 **Inducement Recapture.** Any agreement for free or abated rent or other charges (including, without limitation, Lessor's agreement to waive Lessee's obligation to pay Base Rent during the Beneficial Occupancy Period pursuant to Paragraph 3.4 above or otherwise during the Term), or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as **"Inducement Provisions"**, shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease in any manner by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor pursuant to such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of Rent or the cure of the Breach which

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initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 **Late Charges.** Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor (or received by any other third party that Lessee is directed to pay, as provided herein) within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount or one hundred dollars ($100), whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Base Rent in any twelve (12) month period, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance. The Parties acknowledge and agree that should Lessee tender Rent without also tendering any late charges then due, Lessee shall continue to be in material default of this Lease.

13.5 **Interest.** Any monetary payment due to Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest (**"Interest"**) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 **Breach by Lessor.** Lessor shall not be deemed in default and/or breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in default and/or breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. **Condemnation.** If the Premises or any portion thereof are taken pursuant to the power of eminent domain or sold pursuant to the threat of the exercise of said power (collectively **"Condemnation"**), Lessor shall have the option to terminate this Lease in its entirety, or, at Lessor's option, only with respect to a portion of the Premises subject to Condemnation, effective as of the date the condemning authority takes title or possession, whichever first occurs. If Lessor has not terminated this Lease and more than twenty percent (20%) of the Premises, or more than thirty-five percent (35%) of Lessee's Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in area of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken (it being understood and agreed that Lessee hereby waives any claim to be compensated for the lost value of the leasehold estate in the Premises), or for severance damages; provided, however, that Lessee shall be entitled to make a separate claim directly against the condemning authority for any compensation for Lessee's relocation expenses, and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph so long as Lessor's claim is not diminished thereby. Any and all compensation which is payable for Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be apportioned between Lessor and Lessee, respectively, in the same proportion as the number of months elapsed in the Term bears to the total number of months in the Term. In the event that this Lease is not terminated as provided above by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. **Representations and Indemnities of Broker Relationships.** Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. **Estoppel Certificates.**

(a) Each Party (as **"Responding Party"**) shall within ten (10) days after written notice from the other Party (the **"Requesting Party"**) execute, acknowledge and deliver to the Requesting Party an estoppel certificate in the form submitted by Requesting Party (**"Estoppel Certificate"**), provided that the Responding Party may make such corrections as shall be reasonably necessary to make the Estoppel Certificate accurate and shall timely execute and deliver the same to the Requesting Party within such ten (10) day period. A Responding Party's delivery to the Requesting Party of correspondence, comments, an unexecuted draft (with or without corrections), or any other communication which is not an executed Estoppel Certificate, shall constitute a Breach by the Responding Party, and the Responding Party shall be responsible for all losses, damages, costs and expenses (including attorneys' fees) incurred by the Requesting Party as a result of such Breach.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten (10) day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one (1) month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Estoppel Certificate.

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(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to, Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. **Definition of Lessor.** The term "**Lessor**" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or this Lease the prior Lessor shall fully be released from and relieved of all liability with respect to the obligations and/or covenants pursuant to this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. **Severability.** The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. **Days.** Unless otherwise specifically indicated to the contrary, the word "**days**" as used in this Lease shall mean and refer to calendar days.

20. **Limitation on Liability.** The obligations of Lessor pursuant to this Lease shall not constitute personal obligations of Lessor, the individual partners, members or shareholders of Lessor or its or their individual partners, members, directors, officers, managers, members or shareholders, and Lessee shall look solely to the interest of Lessor in the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners or members of Lessor, or its or their individual partners, directors, officers, managers, members, or shareholders, or any of their personal assets for such satisfaction.

21. **Time of Essence.** Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties pursuant to this Lease.

22. **NO PRIOR OR OTHER AGREEMENTS. THIS LEASE AS WELL AS ANY EXHIBITS OR SCHEDULES ATTACHED HERETO SET FORTH THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE LEASE OF THE PREMISES AND SUPERSEDE ANY AND ALL PRIOR WRITTEN, ORAL OR IMPLIED UNDERSTANDINGS OR AGREEMENTS OF THE PARTIES WITH RESPECT TO THIS TRANSACTION. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE NOT RELYING UPON ANY REPRESENTATIONS AND/OR WARRANTIES NOT EXPRESSLY CONTAINED WITHIN THIS LEASE AND THAT NO SUCH EXTRA-CONTRACTUAL REPRESENTATIONS HAVE BEEN MADE. THE PARTIES AGREE THAT THEY HAVE HAD AN OPPORTUNITY AND HAVE BEEN ADVISED TO CONSULT WITH INDEPENDENT LEGAL COUNSEL BEFORE ENTERING INTO THIS LEASE AND THAT IN ENTERING INTO THIS LEASE THEY ARE NOT RELYING ON ANY PROMISE, WHETHER EXPRESS OR IMPLIED, AS AN INDUCEMENT OR REASON TO ENTER INTO THIS LEASE, AND LESSEE ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT LESSEE HAS ENTERED INTO THIS LEASE PURSUANT TO AND BY VIRTUE OF LESSEE'S OWN INDEPENDENT INVESTIGATION.**

J ______ **LESSEE'S INITIALS** M ______ **LESSOR'S INITIALS**

ALL OTHER REPRESENTATIONS OR AGREEMENTS NOT CONTAINED HEREIN ARE SET FORTH BELOW. IF THERE ARE NO OTHER REPRESENTATIONS OR AGREEMENTS, INSERT "NONE".

None

J ______ **LESSEE'S INITIALS** ______ **LESSOR'S INITIALS**

23. **Notices.**

23.1 **Notice Requirements.** All notices required or permitted by this Lease or Applicable Requirements shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may, by written notice to the other, specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 **Date of Notice.** Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. **Waivers.** No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due to Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

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25. **Recording.** Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Lessee or by anyone acting through, under or on behalf of Lessee, and the recording thereof in violation of this provision shall make this Lease null and void at Lessor's election. Notwithstanding the foregoing, in the event Lessor desires to record a memorandum of this Lease, promptly upon notice thereof from Lessor, Lessee shall execute, acknowledge and deliver to Lessor a short form memorandum of lease for recording purposes in form and substance reasonably acceptable to Lessor. In the event that such a memorandum of lease has been recorded, upon termination of this Lease, Lessee shall execute such documents as reasonably requested by Lessor in recordable form to confirm the termination of this Lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, the Parties agree to cause any recorded memorandum of this Lease to be removed from record. Lessee shall be responsible for payment of any fees applicable to any recordings pursuant to this Paragraph 25.

26. **No Right To Holdover.** Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee remains in possession of the Premises following the expiration or earlier termination of this Lease (and/or, at Lessor's option, fails to timely vacate and surrender possession of the Premises to Lessor in the condition required pursuant to Paragraph 7.4(c) of this Lease), then Lessee shall be in holdover of the Premises and such holdover shall be deemed a tenancy at sufferance (with Lessee waiving, to the fullest extent permitted by Applicable Requirements, any required statutory notices to vacate the Premises), then the Base Rent shall be increased to two hundred percent (200%) of the monthly Base Rent applicable immediately preceding the expiration or termination of this Lease (and any partial months during the holdover period shall be assessed a full month's holdover rent without any pro-rations for any such partial month). Any Options contained in this Lease are automatically terminated in the event of a holdover tenancy. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. **Cumulative Remedies.** No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. **Covenants and Conditions; Construction of Agreement.** All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. It is expressly understood and agreed that Lessee's obligation to pay Rent and other charges due hereunder is an independent covenant. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. **Binding Effect; Choice of Law.** This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. **Subordination; Attornment; Non-Disturbance.**

30.1 **Subordination.** This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "**Security Device**"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "**Lender**") shall have no liability or obligation to perform any of the obligations of Lessor pursuant to this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 **Attornment.** Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

30.3 **Self-Executing.** The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination or attornment agreement provided for herein.

30.4 **Modifications Required by Lender.** If any Lender requires a modification of this Lease that will not increase Lessee's cost or expense or materially or adversely change Lessee's rights and obligations, this Lease shall be so modified and Lessee shall execute whatever documents are required and deliver them to Lessor within ten (10) days after the request.

30.5 **SNDA.** Lessor may request Lessee to execute and deliver a subordination, nondisturbance and attornment agreement ("**SNDA**"). Lessee must deliver SNDA within ten (10) days of Lessor's request. Any such SNDA delivered pursuant to this Paragraph 30.5 may be relied upon by any lender, beneficiary, purchaser or prospective purchaser of any portion of the Project as well as their assignees. If Lessee fails to deliver such SNDA within such time, then such failure shall be conclusive upon Lessee that Lessee has appointed Lessor as Lessee's attorney in fact to complete and submit such SNDA. Lessee shall indemnify, defend (with counsel reasonably approved by Lessor in writing), protect and hold Lessor harmless from and against any and all Claims attributable to any failure by Lessee to timely deliver any such SNDA to Lessor pursuant to this Paragraph 30.5.

31. **Attorneys' Fees And Costs.** If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to recover its attorneys' fees, expert witness fees, consultant fees, and other costs incurred. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "**Prevailing Party**" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and costs reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. In addition, if, as a result of any action or request of

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Lessee, Lessor consults or retains attorneys, Lessee must reimburse Lessor for its attorneys' fee within ten (10) days following Lessee's receipt of Lessor's invoice for those attorneys' fees.

32. **Lessor's Access; Showing Premises; Repairs; Locks.** Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of: (i) showing the same to prospective purchasers, lenders, or lessees; (ii) making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary; or, (iii) any other reason as Lessor shall deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may, at any time, place on the Premises any ordinary "For Sale" signs and Lessor may during the last nine (9) months of the Term place on the Premises any ordinary "For Lease" signs. Lessee shall place no additional locks or bolts of any kind upon any of the doors or windows, nor shall any changes be made in existing locks or the mechanisms thereof unless Lessor gives prior written approval. Lessee shall bear the cost of any lock changes or repairs required by Lessee, and shall immediately provide Lessor with two (2) keys for each lock which is re-keyed or installed. Lessee, upon termination or expiration of this Lease, shall deliver to Lessor all keys to doors or other locked fixtures in the Premises. In the event of the loss of any keys furnished by Lessor to Lessee, Lessee shall pay Lessor the cost of changing or re-keying the locks. Additionally, upon termination, Lessee shall replace any locks with locks and keys approved by Lessor at Lessee's sole cost and at Lessor's sole and absolute discretion. Lessee hereby waives any claim for damages or for any injury or any inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Lessor's entry onto the Premises or its activities thereon.

33. **Auctions.** Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. **Signs.** Lessee shall not place any sign upon the Project without Lessor's prior written consent. Lessor shall have the right of approval over color schemes, illumination rights, lettering, size, quality parameters, and other details over any signage that Lessee may wish to use at or on the exterior of the Premises or on the Project. All signs must comply with all Applicable Requirements and any Rules and Regulations established by Lessor as in effect from time to time.

35. **Termination; Merger.** Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest shall constitute Lessor's election to have such event constitute the termination of such interest. No payment of money by Lessee to Lessor after this Lease has expired or terminated will reinstate or extend the Term or make ineffective any notice given to Lessee prior to Lessee's payment. If after Lessor has filed and served a law suit against Lessee or after a final judgment granting Lessor possession of the Premises, Lessor may receive any sums due pursuant to this Lease and the payment will not make ineffective any notice, or in any manner affect any pending law suit or previously obtained judgment.

36. **Consents.** Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee promptly upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37. **Guarantor.** The Guarantors, if any, shall each execute a guaranty and each such Guarantor shall have the same obligations as Lessee pursuant to this Lease.

38. **Quiet Possession.** Subject to Paragraph 30, the payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed pursuant to this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the Term.

39. **Options**

39.1 **In General.** If Lessee is granted an Option (as defined below), then the provisions of this Paragraph shall apply. **"Option"** shall mean: (i) the right to extend the Term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor as expressly set forth in this Lease; (ii) the right of first refusal or first offer to lease additional space at the Project or other property of Lessor as expressly set forth in this Lease; and/or (iii) the right to purchase or the right of first refusal to purchase the Premises as expressly set forth in this Lease. Any Option granted to Lessee in this Lease is personal to the original Lessee named herein (the **"Original Lessee"**), and cannot be assigned or exercised by anyone other than said Original Lessee and only while the Original Lessee is in full possession of the entire Premises as of the date of Lessee's attempted exercise of the applicable Option and as of the commencement of the term of the applicable Option. Lessor's consent to any assignment of this Lease or sublease of the Premises shall not be deemed a consent to the transfer or assignment of any Option unless expressly consented to in writing by Lessor. In the event that Lessee has multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew have been validly exercised. Lessee shall have no right to exercise an Option and such Option right shall automatically terminate and be of no further force or effect if, as of the date of the attempted exercise of the Option or, at any time following Lessee's otherwise timely exercise of the Option, but prior to the commencement of the term of the applicable Option: (a) Lessee is in Breach or Default pursuant to this Lease, (b) Lessee fails to pay Rent when due (without regard to whether notice thereof is given Lessee), or (c) Lessee has been given two (2) or more notices of Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the

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exercise of the Option. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of this Paragraph.

(a) **Renewal Option.** Subject to the terms and conditions set forth in Paragraph 39.1 above, and this Paragraph 39.2, Lessor hereby grants to the Original Lessee one (1) Option to extend the Term for the entire Premises ("**Renewal Option**") for a period of five (5) years ("**Option Term**"), which Renewal Option shall be exercisable only by written notice delivered by Lessee to Lessor as set forth below. The Option Term shall commence upon the expiration of the Original Term.

(b) **Option Rent.** The Base Rent payable by Lessee during the Option Term (the "**Option Rent**") shall be equal to the greater of (i) the Fair Market Rent (as defined herein) and (ii) the Base Rent payable by Lessee immediately prior to the commencement of the Option Term. The "**Fair Market Rent**" shall be equal to the rent, including all escalations, at which lessees, as of the commencement of the Option Term are, pursuant to transactions completed within the twelve (12) month period prior to the commencement date of the Option Term, leasing non-sublease, non-encumbered, non-equity, non-renewal, non-expansion space reasonably comparable in size, location and quality to the Premises, for a similar lease term, in an arm's length transaction, which comparable space is located in the Project or in comparable projects in the vicinity of the Project (such transactions shall be collectively referred to as the "Comparable Transactions"), in either case taking into account the extent of leasehold improvements (other than those already installed by Lessee in the Premises), such value to be based upon the age and quality of the improvements; provided, however, no consideration shall be given to (x) whether Comparable Transactions involve the payment of real estate brokerage commissions, and (y) any period of rental abatement, if any, granted to lessees in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The determination of the Fair Market Rent shall additionally include a determination as to whether, and if so, to what extent, Lessee must provide Lessor with financial security, such as a cash security deposit, letter of credit or guaranty, for Lessee's Rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in the Comparable Transactions from lessees of comparable financial condition and credit history to the then existing financial condition and credit history of Lessee (with appropriate adjustments to account for differences in the then-existing financial condition of Lessee and such other lessees). During the Option Term, Lessee shall continue to pay all other amounts payable hereunder (including, without limitation, Lessee's Share of Common Area Operating Expenses) in accordance with the terms of this Lease.

(c) **Exercise of Option.** The Renewal Option shall be exercised by Lessee only in the following manner: (i) Lessee shall deliver written notice ("**Interest Notice**") to Lessor not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Term, stating that Lessee is interested in exercising the Renewal Option, (ii) within thirty (30) days of Lessor's receipt of the Interest Notice, Lessor shall deliver notice ("**Option Rent Notice**") to Lessee setting forth the Option Rent, and (iii) if Lessee desires to exercise such Renewal Option, Lessee shall provide Lessor written notice within five (5) business days after receipt of the Option Rent Notice irrevocably accepting all of the terms set forth in the Option Rent Notice ("**Lessee's Acceptance Notice**").

(d) **Termination of Renewal Option.** Lessee's failure to (i) timely deliver the Interest Notice, (ii) timely deliver Lessee's Acceptance Notice (with Lessee's express and irrevocable acceptance of all of the terms set forth in the Option Rent Notice) to Lessor on or before the dates specified above, or (iii) satisfy all of the terms set forth in Paragraph 39.1 above, shall be deemed to constitute Lessee's election not to exercise the Renewal Option and, accordingly, the Renewal Option as set forth in this Paragraph 39.2, shall automatically terminate and be of no further force or effect. If Lessee timely and properly exercises its Renewal Option, the Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the Base Rent for the Option Term shall be as indicated in the Option Rent Notice. In connection with the foregoing, Lessee shall execute an amendment to this Lease within thirty (30) days of Lessor's delivery thereof, provided, however, in no event shall Lessee's failure to execute any such amendment affect an otherwise valid and timely exercise of the Renewal Option by Lessee.

40. **Multiple Buildings/Lessor's Right of Relocation.** If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith. Lessor reserves the right, at its sole option and upon thirty (30) days prior written notice to Lessee, to relocate Lessee to a comparable space (the "**Relocation Space**") in the Building or group of buildings controlled by Lessor in the Project. Lessor may use decorations and materials from the Premises or other materials in making the Relocation Space comparable to the Premises. Neither the fixed minimum Base Rent nor the Lessee's Share of Common Area Operating Expenses shall be changed on account of the move unless it is raised or reduced in accordance with the square footage of the Relocation Space. Lessee agrees that no right granted in this Lease shall be deemed breached by Lessor's exercise of rights pursuant to this Paragraph 40. Lessor shall pay the actual moving expenses for furniture, fixtures, product and equipment and reasonable actual out-of-pocket expenses incurred by Lessee not to exceed one thousand dollars ($1,000), provided Lessee provides Lessor with written proof thereof.

41. **Lessor's Lien.** In addition to any statutory lessor's lien, Lessee grants to Lessor, to secure performance of Lessee's obligations hereunder, a security interest ("**Lessor's Lien**") in all goods, inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property of Lessee now or hereafter situated on or relating to Lessee's use of the Premises, and all proceeds therefrom (the "**Collateral**"), and the Collateral shall not be encumbered, pledged, assigned, transferred or removed from the Premises without the prior consent of Lessor in writing until all present and future obligations of Lessee pursuant to this Lease have been fully performed. Upon the occurrence of a Default, Lessor may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party pursuant to the Uniform Commercial Code of the State in which the Building is located (the "**UCC**"). In connection with any public or private sale pursuant to the UCC, Lessor shall give Lessee five-days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Lessee grants to Lessor a power of attorney to execute and file any financing statement or other instrument necessary to perfect Lessor's security interest pursuant to this Paragraph 41, which power is coupled with an interest and is irrevocable during the Term. Lessor may also file a copy of this Lease or this provision, or any other document describing this lien as a financing statement to perfect its security interest in the Collateral. The Parties acknowledge and agree that any Default of this Paragraph 41 shall constitute a material Breach of the Lease. Notwithstanding the provisions of this Paragraph 41, should Lessee remove or transfer any Collateral covered by this Lessor's Lien, the Lessor's Lien shall continue to attach to said Collateral which Collateral may be recovered by Lessor through replevin or other equitable or legal remedy provided by Applicable Requirements.

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42. **Lessee Requests.** In the event Lessee requests that Lessor subordinate its lien created pursuant to Paragraph 41 ("**Lessee Request**"), Lessee agrees to pay all Lessor's costs (including but not limited to Lessor's attorneys' fees) incurred in considering a Lessee Request. Lessor, in its sole and absolute discretion, may approve, disapprove or condition its approval of a Lessee Request.

43. **Security Measures.** Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, and the Lessee Parties and their property from the acts of third parties. In the event that Lessor exercises its right to take possession of the Premises for any Breach of Lessee of this Lease, Lessor shall have no obligation to provide security over the Premises so as to protect the personal property of Lessee in the Premises. In the event of Breach of this Lease by Lessee, and the exercise of any lawful remedy by Lessor, Lessee hereby waives, releases, and discharges any claim it may have against Lessor for any alleged break-in, theft, or removal of Lessee's goods, inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property by third-parties.

44. **Reservations.** Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights. Lessor further reserves the right to change the name by which the Building or the Project is called.

45. **Performance Under Protest.** If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other pursuant to the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

46. **Authority and Publication.** If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority. Lessee hereby authorizes Lessor to use Lessee's name, corporate logo, images of Lessee's buildings and the Premises and any terms of this Lease, in any publication at any time by Lessor or Lessor's affiliates, including, without limitation, web-based advertising and public relations materials.

47. **Conflict.** Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions provided that such provisions are properly initialed or executed by the Parties.

48. **Offer.** Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

49. **Amendments.** This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

50. **Multiple Parties; Counterparts.** If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument.

51. **Waiver of Trial By Jury.** **LESSEE HEREBY KNOWINGLY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT BY LESSOR AGAINST LESSEE IN CONNECTION WITH THIS LEASE, OR IN CONNECTION WITH ANY CAUSE OF ACTION, CLAIM, COUNTER-CLAIM, OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY LESSOR OR LESSEE IN ANY WAY CONNECTED WITH THIS LEASE OR THE NEGOTIATIONS LEADING UP THE LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY PURSUANT TO ANY LAW, STATUE OR REGULATION NOW OR HEREAFTER IN EFFECT.**

52. **Interpretation.** The Parties hereby acknowledge and agree that each has been given the opportunity to independently review this Lease with legal counsel, and/or have the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. In the event of any ambiguity in or dispute regarding the interpretation of the same, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for the interpretation against the party who caused the uncertainty to exist or against the draftsman.

53. **Mutual Agency; Co-Lessee.** In the event the Lessee hereunder is comprised or constituted of more than one person or entity, each Lessee hereby appoints each remaining Lessee as his, her or its agent, representative and attorney-in-fact, to act for and on behalf of said Lessee with respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the Premises, specifically including but not limited to the right to alter, amend, modify, extend, supplement and terminate this Lease and the tenancy created hereunder. This agency shall continue and is irrevocable at all times during the period that the Premises is occupied by any co-lessee. Each Lessee further appoints Lessor as his, her or its attorney-in-fact to act on Lessee's

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behalf wherever this Lease requires Lessee to undertake any act or execute any document and Lessee fails or refuses to timely undertake such action or execute such document. Notwithstanding such appointment, Lessor shall not be obligated to perform any act or execute any document on Lessee's behalf, and Lessor shall not be liable to Lessee or any third-party for Lessor's failure or refusal to perform any act or execute any document on Lessee's behalf.

54. **Confidentiality.** Lessee acknowledges and agrees that as a material condition of this Lease, the negotiations preceding the execution of this Lease and the terms and conditions herein are confidential and are to remain strictly private to the fullest extent permitted by law. With the exception of Lessee's attorney, accountants, tax preparers, insurers and/or lenders, and any governmental agency having jurisdiction or authority over Lessee or the Premises, Lessee shall not disclose, consent to the disclosure or otherwise disseminate the foregoing confidential information to any person or third-party, including, but not limited to, any existing prospective lessee at the Project, any real estate broker or to any other person or entity. Lessee further acknowledges that damages may be an inadequate remedy for the Default of this provision by Lessee and/or any of the Lessee parties and Lessor shall have the right to specific performance of this provision and the right to injunctive relief to prevent its Default or continued Default. In addition, Lessee shall forfeit the Security Deposit and Lessor may terminate this Lease upon three (3) days written notice to Lessee. The foregoing restriction shall survive the termination of this Lease for a period of five (5) years, and any violation of this provision shall constitute a material Breach of this Lease.

55. **Americans With Disabilities Act.** Because compliance with the Americans With Disabilities Act ("**ADA**") is dependent upon Lessee's specific use of the Premises, following the Commencement Date, Lessor makes no warranty or representation as whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in compliance with the ADA, Lessee agrees to make any such necessary modifications and/or additions at Lessee's sole cost and expense.

56. **Patriot Act and Executive Order 13224.** As an inducement to Lessor to enter into this Lease, Lessee hereby represents and warrants that: (i) Lessee is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("**OFAC**") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "**Prohibited Person**"); (ii) Lessee is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Lessee (nor any person, group, entity or nation which owns or controls Lessee, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Lessee of the foregoing representations and warranties shall be deemed a Default by Lessee pursuant to this Lease and shall be covered by the indemnity provisions hereof, and (y) the representations and warranties contained in this Paragraph 56 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

57. **Advertising Billboard Leases.** Lessor reserves the right to lease space on the Premises, the Building and/or the Project including, but not limited to, the roof, parking lot, utility room, or excess land, for the existing and/or future installation of advertising billboards(s). The billboards(s) shall not be installed if they will materially and adversely interfere with Lessee's use of the Premises, its business or operation thereof, and if there is heretofore an existing billboards, Lessee agrees not to place structures and/or equipment that will interfere with the existing billboards(s), if any. Lessee will have no right to any or all rents paid by operations or the billboard(s) to Lessor. Lessee agrees to provide Lessor and billboard providers reasonable access for such billboards(s). Lessee shall not be responsible for any increase in property taxes and/or insurance resulting from a billboard(s) lease by Lessor.

58. **Communication Systems Leases.** Lessor reserves the right to lease space on the Premises, the Building and/or the Project, including, but not limited to, the roof, parking lot, utility room, or excess land, for the existing and/or future installation and operation of wired and wireless communications systems for, but not limited to, PCS, cellular, or pagers. The communications systems shall not be installed if it will materially and adversely interfere with Lessee's use of the Premises, its business or operation thereof, and if there is heretofore an existing system. Lessee agrees not to place like equipment that will interfere with existing systems, if any. Lessee will have no right to any or all rents paid by operators of the communications systems to Lessor. Lessee agrees to provide Lessor and communications systems providers reasonable access for such systems. Lessee shall not be responsible for any increase in property taxes and/or insurance resulting from a communications systems lease by Lessor.

59. **Counterclaims.** Notwithstanding anything to the contrary set forth in this Lease, if Lessor commences any proceedings for nonpayment of Rent or holding over, or any other summary proceeding relating to this Lease, Lessee shall interpose no counterclaim of any nature in such proceedings, even if such counterclaim relates to Lessor's alleged failure to provide services to Lessee or alleged impairment of Lessee's right to possess, use, or enjoy the Premises, unless failure to assert such counterclaim would be a waiver of such counterclaim, unless Lessor agrees in writing not to assert such waiver. Lessee may assert any such claim in a separate action. Lessee acknowledges this right gives Lessee an adequate remedy.

60. **No Rights.** Lessor's title is and always shall be paramount to the title of Lessee. Lessor reserves all rights not expressly granted to Lessee herein, including, without limitation, all rights and interests in and to the air space on or above the Premises and the improvements thereon. Lessee has no right to any development rights, air rights, rights to construct additional floor area, floor area ratio, view rights or comparable rights for the Project or any portion thereof. Lessee consents to Lessor's utilization or transfer of such rights. Lessee shall promptly execute and deliver any document that Lessor requests to confirm that consent. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands on or adjacent to the Project shall in no way affect this Lease or impose any liability on Lessor. Noise, dust, vibration or other ordinary incidents to construction of improvements on lands on or adjacent to the Project, whether or not by Lessor, shall in no way affect this Lease or impose any liability on Lessor.

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LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

Signatures on following page(s)

REMAINDER OF PAGE INTENTIONALLY BLANK

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The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Los Angeles
Date: 3-18-14
By LESSOR:

CAM 6690 Grant Way, LLC,
a Delaware limited liability company

By: GAP CAM Master LLC
a Delaware limited liability company
Its: Sole Member

By: CAM Core+ Fund 1 LLC
a Delaware limited liability company
Its: Administrative Member

By: CAM Fund Capital 1 LLC
a Delaware limited liability company
Its: Manager

By:
Bradley S. Cohen
Its: Managing Member

Address: P.O. Box 24710
Los Angeles, CA 90024
Telephone: (310) 860-0598
Facsimile: (310) 860-0599
Federal ID No.

Executed at:
Date: Feb. 27. 2014
By LESSEE:

Fuling Plastics USA Inc.,
a Pennsylvania corporation

By:
Name Printed:
Title: President
Address: 46-55 Metropolitan Ave
Ridgewood, NY 11385
Telephone (718) -628-1686
Facsimile (718) -628-0882
Federal ID No. 46-4829721
CORPORATE RESOLUTION REQUIRED

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Exhibit "A"

PREMISES

Exhibit "A-1"

ADJACENT SPACE SITE PLAN

Exhibit "A-1"

ADJACENT SPACE SITE PLAN

6690 Grant Way


RAIL DOORS
RAIL DOORS

Exhibit "A-2"

PARKING SITE PLAN



GRANT
WAY
SNOWDRIFT
ROAD
63 CAR SPACES
TRUCK PARKING

169375.4 CAM.41 Fuling Plastics lsed 1-20-14

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Exhibit "B"

NOTICE OF TERM DATES

To: ____________________
____
____
____

Re: __________ dated __________ ("Lease"), between ______________ ("Lessor"), and ______________ ("Lessee"), concerning certain premises located at ______________, as more particularly described in the Lease. All capitalized terms not defined herein shall have the same meanings as given to them in the Lease.

Gentlemen:

In accordance with the Lease, we wish to advise you and/or confirm as follows:

1. The Term shall commence on or has commenced on ________ for a term of _______ ending on ________.

2. Beneficial Occupancy shall commence on or has commenced on ________ for a term of _______ ending on ________.

3. Base Rent commenced to accrue on ____________, in the amount of ____________.

4. If the Commencement Date or the Beneficial Occupancy Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Your rent checks should be made payable to ___________ at ___________.

6. The Premises contains ____________ square feet.

7. Lessee's Share is ________% of the Building and ________% of the Project.

"Lessor":

____
____

By:______________________________
Name Printed:______________________________
Title:______________________________

Agreed to and Accepted as of ____________, 20__

"Lessee":

____
____

By:______________________________
Name Printed:______________________________
Title:______________________________

Exhibit "C"

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the renovation of the improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the renovation of the Premises, in sequence, as such issues will arise.

1. **Lessee Improvements.** The improvements to be initially installed in the Premises (the "**Lessee Improvements**") shall be designed and constructed pursuant to this Work Letter.

2. **Improvement Allowance.** Lessee shall be entitled to a one-time improvement allowance (the "**Improvement Allowance**") in the amount of Four Hundred Twenty-Five Thousand and no/100 Dollars ($425,000.00) for the costs relating to the initial design and construction of the Lessee Improvements. In no event shall Lessor be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Improvement Allowance and in no event shall Lessee be entitled to any credit for any unused portion of the Improvement Allowance not used by Lessee by the date which is twelve (12) months after the Commencement Date. Except as otherwise set forth in this Work Letter, the Improvement Allowance shall be disbursed by Lessor (each of which disbursements shall be made pursuant to Lessor's disbursement process provided below) for costs related to the construction of the Lessee Improvements and for the following items and costs (collectively, the "**Improvement Allowance Items**"): (i) payment of the fees of the Architect and the Engineers (as defined in Section 4.1, below) and payment of the fees incurred by, and the cost of documents and materials supplied by, Lessor and Lessor's consultants in connection with the preparation and review of the Construction Drawings (as defined in Section 4.1, below); (ii) the cost of permits and construction supervision fees; (iii) the cost of any changes in the base, shell and core work of the Project required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Lessee Improvements required by applicable building codes (the "**Code**"); and (v) the Lessor Coordination Fee (as defined in Section 5.3, below). However, in no event shall more than Three and 00/100 Dollars ($3.00) per square foot of the Improvement Allowance be used for the items described in (i) and (ii) above; any additional amount incurred as a result of (i) and (ii) above shall immediately be paid by Lessee without reimbursement from Lessor. During the construction of the Lessee Improvements, Lessor shall make monthly disbursements of the Improvement Allowance for Improvement Allowance Items for the benefit of Lessee and shall authorize the release of monies for the benefit of Lessee as follows:

2.1 **Monthly Disbursements.** On or before the first day of each calendar month during the construction of the Lessee Improvements (or such other date as Lessor may designate), Lessee shall deliver to Lessor: (i) a request for payment of the Contractor (as defined in Section 5.1, below), approved by Lessee, in a form to be provided by Lessor, showing the schedule, by trade, of percentage of completion of the Lessee Improvements, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Lessee's Agents (as defined in Section 5.2, below) for labor rendered and materials delivered to the Premises; (iii) executed lien releases from all of Lessee's Agents in compliance with Applicable Requirements; and (iv) all other information reasonably requested by Lessor. Lessee's request for payment shall be deemed Lessee's acceptance and approval of the work furnished and/or the materials supplied as set forth in Lessee's payment request. Thereafter, Lessor shall, within twenty (20) days, deliver a check to Lessee made jointly payable to Contractor and Lessee in payment of the lesser of: (A) the amounts so requested by Lessee, as set forth in this Section 2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "**Final Retention**"), and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that Lessor does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings (as defined in Section 4.4, below) or due to any substandard work, or for any other reason. Lessor's payment of such amounts shall not be deemed Lessor's approval or acceptance of the work furnished or materials supplied as set forth in Lessee's payment request.

2.2 **Final Retention.** Subject to the provisions of this Work Letter, a check for the Final Retention payable to Lessee shall be delivered by Lessor to Lessee following the completion of construction of the Lessee Improvements, provided that (i) Lessee delivers to Lessor properly executed final unconditional lien releases from all of Lessee's Agents in compliance with Applicable Requirements, (ii) Lessor has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Project, the curtain wall of the Project, the structure or exterior appearance of the Project, or any other lessee's use of such other lessee's premises in the Project, and (iii) Architect delivers to Lessor a certificate, in a form reasonably acceptable to Lessor, certifying that the construction of the Lessee Improvements in the Premises has been completed.

2.3 **Other Terms.** Lessor shall only be obligated to make disbursements from the Improvement Allowance to the extent costs are incurred by Lessee for Improvement Allowance Items. All Improvement Allowance Items for which the Improvement Allowance has been made available shall be deemed Lessor's property.

3 **Standard Lessee Improvement Package.** Lessor may establish specifications (the "**Specifications**") for the Project standard components to be used in the construction of the Lessee Improvements in the Premises, in which event Lessor shall deliver a copy of the Specifications to Lessee. The quality of Lessee Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Lessor may, at Lessor's option, require the Lessee Improvements to comply with certain Specifications.

4. **Drawings.**

4.1 **Selection of Architect/Construction Drawings.** Lessee shall retain an architect/space planner reasonably approved by Lessor (the "**Architect**") to prepare the Construction Drawings. Lessee shall also retain the engineering consultants designated by Lessor (the "**Engineers**") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Lessee Improvements. The

plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "**Construction Drawings**". All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Lessor, and shall be subject to Lessor's reasonable approval. Lessee and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Lessee and Architect shall be solely responsible for the same, and Lessor shall have no responsibility in connection therewith.

4.2 **Final Space Plan.** Lessee and the Architect shall prepare and deliver to Lessor the final space plan for the Lessee Improvements in the Premises (collectively, the "**Final Space Plan**"), within twenty (20) days after the mutual execution and delivery of this Lease, which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Lessor for Lessor's approval which approval shall be given or denied within five (5) business days of receipt or the Final Space Plan shall be deemed approved.

4.3 **Final Working Drawings.** Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "**Final Working Drawings**") and shall submit the same to Lessor for Lessor's approval within sixty (60) days after the mutual execution of this Lease, which approval shall be given or denied within five (5) business days of receipt or the Final Working Drawings shall be deemed approved.

4.4 **Permits.** The Final Working Drawings shall be approved by Lessor (the "**Approved Working Drawings**") prior to the commencement of the construction of the Lessee Improvements, which approval shall be given or denied within five (5) business days of receipt or the Approved Working Drawings shall be deemed approved. Lessee shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow Contractor to commence and fully complete the construction of the Lessee Improvements (the "**Permits**"). Notwithstanding the foregoing, if Lessor requires, Lessee shall defer filing any permit application until Lessor has filed any preliminary filing necessary to enable Lessor to qualify for any available tax abatement or deferral. If Applicable Requirements require Lessor's signature on any filing(s) with any governmental authority having jurisdiction in connection with the Lessee Improvements, then Lessor shall provide such signature, provided no Default exists under the Lease or this Work Letter and Lessee's filing is truthful, accurate, and reasonably satisfactory to Lessor, and imposes no liability, obligation, or unreimbursed expense on Lessor. At Lessee's option and risk, Lessee may make any such filing before Lessor has approved Lessee's plans and specifications. Lessor's signature on any such pre-filing shall not be deemed Lessor's approval of Lessee's plans and specifications. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

4.5 **Lessor's Review.** Lessor's review of the Construction Drawings, Final Space Plan and/or Final Working Drawings as set forth in this Section 4, shall be for its sole purpose and shall not imply Lessor's review of the same, or obligate Lessor to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings, Final Space Plan and/or Final Working Drawings are reviewed by Lessor or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Lessee by Lessor or Lessor's space planner, architect, engineers, and consultants, Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, Final Space Plan and/or Final Working Drawings.

5. **Construction of the Lessee Improvements.**

5.1 **Contractor.** Lessee shall have the right to retain Blue Rock Construction or any other reputable, licensed contractor with the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed ("**Contractor**") to construct the Lessee Improvements in accordance with the Approved Working Drawings.

5.2 **Lessee's Agents.** All subcontractors, laborers, materialmen, and suppliers used by the Lessee (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "**Lessee's Agents**") must be approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed. If Lessor does not approve any of the Lessee's proposed subcontractors, laborers, materialmen or suppliers, the Lessee shall submit other proposed subcontractors, laborers, materialmen or suppliers for Lessor's written approval. Notwithstanding the foregoing, the Lessee shall be required to utilize subcontractors designated by Lessor for any mechanical, electrical, plumbing, life-safety, sprinkler, structural and air-balancing work.

5.3 **Construction of Lessee Improvements by Contractor.** The Lessee shall pay a logistical coordination fee (the "**Lessor Coordination Fee**") to Lessor in the amount of Five Thousand Dollars ($5,000.00).

5.4 **Indemnification & Insurance.**

5.4.1 **Indemnity.** Lessee's indemnity obligations set forth in the Lease shall also apply with respect to any and all damages, losses, liabilities, liens, judgments, claims, costs, expenses, penalties, attorneys' and consultants' fees, and expert witness fees related in any way to any act or omission of Lessee or Lessee's Agents.

5.4.2 **Requirements of Lessee's Agents.** Each of Lessee's Agents shall guarantee to Lessee and for the benefit of Lessor that the portion of the Lessee Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guarantees as to materials or workmanship of or with respect to the Lessee Improvements shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Lessor and Lessee, as their respective interests may appear, and can be directly enforced by either. Lessee covenants to give to Lessor any assignment or other assurances which may be necessary to effect such right of direct enforcement.

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5.4.3 **Insurance Requirements.**

5.4.3.1 **General Coverages.** All of Lessee's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Lessee pursuant to the Lease.

5.4.3.2 **Special Coverages.** Lessee shall carry "Builder's All Risk" insurance in an amount approved by Lessor covering the construction of the Lessee Improvements, and such other insurance as Lessor may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Lessor.

5.4.3.3 **General Terms.** Certified copies of policies of all insurance carried pursuant to this Section 5.4.3 or endorsements evidencing the existence and amounts of the required insurance shall be delivered to Lessor before the commencement of construction of the Lessee Improvements and before the Contractor's equipment is moved onto the site. In the event that the Lessee Improvements are damaged by any cause during the course of the construction thereof, Lessee shall immediately repair the same at Lessee's sole cost and expense. Lessor may, in its discretion, require Lessee to obtain a lien and completion bond or some alternate form of security satisfactory to Lessor in an amount sufficient to ensure the lien-free completion of the Lessee Improvements and naming Lessor as a co-obligee.

6. **Miscellaneous.**

6.1 **Lessee's Representative.** Lessee has designated Blue Rock Construction, Inc. as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Lessor, shall have full authority and responsibility to act on behalf of the Lessee as required in this Work Letter.

6.2 **Lessor's Representative.** Prior to commencement of construction of Lessee Improvements, Lessor shall designate a representative with respect to the matters set forth in this Work Letter, who, until further notice to the Lessee, shall have full authority and responsibility to act on behalf of the Lessor as required in this Work Letter.

6.3 **Time of the Essence in This Work Letter.** Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.

Exhibit "D"

GUARANTY

This Guaranty (the "**Guaranty**") is made by Taizhou Fuling Plastics Co., LTD. ("**Guarantor**") for the benefit of CAM 6690 Grant Way, LLC ("**Lessor**"). This Guaranty is made with reference to the following:

A. Lessor is entering into that certain Standard Industrial/Commercial multi-Tenant lease - Net dated January 30, 2014 (the "**Lease**") with Fuling Plastics USA, Inc. ("**Lessee**") with respect to certain premises more particularly described in the Lease (the "**Premises**").

B. This Guaranty is being made as a material inducement to Lessor to enter into the Lease and Lessor would not enter into the Lease without the execution of this Guaranty by Guarantor.

NOW, THEREFORE, in exchange for good, adequate and valuable consideration, the receipt of which Guarantor acknowledges, and to induce Lessor to enter into the Lease, Guarantor agrees as follows:

1. **Definitions.** Any terms defined in the Lease shall have the same meanings in this Guaranty, except to the extent that this Guaranty defines such terms differently.

1.1 "**Lessee**" means: (a) Lessee as defined above, acting on its own behalf; (b) any estate created by the commencement of a bankruptcy or similar proceeding affecting Lessee; (c) any trustee, liquidator, sequestrator or receiver of Lessee or Lessee's property; (d) any similar person or officer, appointed pursuant to any law governing any bankruptcy or insolvency proceeding or otherwise; and (e) any direct or indirect assignee of Lessee's estate under the Lease.

1.2 "**Obligations**" means all obligations of Lessee under the Lease (as defined in Section 1.3, below), including, without limitation: (a) the obligation to pay fixed rent; (b) the obligation to make all payments required under the Lease on account of taxes, operating expenses, indemnifications made by Lessee under the Lease, and all other matters; and (c) all other payment and performance required of Lessee under the Lease. The Obligations shall be determined without regard to any modification or reduction of the Obligations that may occur pursuant to any bankruptcy, insolvency, or similar proceeding affecting Lessee. Without limiting the generality of the preceding sentence, the Obligations shall be determined, measured and calculated without taking into account any reduction or limitation thereof that may occur under Section 502(b)(6) of the United States Bankruptcy Code, or any similar or successor statute. Guarantor's liability for the Obligations shall be determined as if no such reduction or limitation had occurred. Therefore, Guarantor's liability may exceed Lessee's.

1.3 "**Lease**" means: (a) the Lease and any renewal, modification, option, extension or assignment of the Lease (whether or not separately consented to, acknowledged or confirmed by Guarantor); and (b) Lessee's obligations relating to the Premises during any period when Lessee is occupying the Premises or any portion thereof either (i) as a "holdover Lessee" or (ii) as a "statutory Lessee" or under any other rent regulation, rent control, rent stabilization, mandatory arbitration or other statutory scheme regulating the Lessor-Lessee relationship (the parties recognizing, however, that none of the schemes referred to in this clause "ii" would presently apply to the Lease). If Lessor has terminated the Lease, then at Lessor's option, notwithstanding such termination (and in the event of any subsequent reinstatement of the Lease), all Obligations under this Guaranty shall be calculated and determined as if the Lease were still in effect. Any request by Lessor that Lessee vacate the Premises and surrender the Lease shall not affect the definition of "Lease" for all purposes of this Guaranty.

2. **Guaranty of Obligations.** Guarantor, hereby unconditionally and irrevocably guarantees the complete and timely performance of each of the Obligations. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance and is independent of Lessee's obligations under the Lease. Guarantor shall be primarily liable, jointly and severally, with Lessee and any other guarantor of the Obligations. Guarantor waives any right to require Lessor to (a) join Lessee with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Lessee's obligations under the Lease, or (c) pursue or exhaust any other remedy in Lessor's power. Until all of the Obligations have been discharged in full, Guarantor shall have no right of subrogation against Lessee. Lessor may, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease, or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Lessee elects to increase the size of the Premises, extend the term of the Lease, or otherwise expand the Obligations, Lessee's execution of such lease documentation shall constitute Guarantor's consent thereto (and such increased Obligations shall constitute guaranteed Obligations hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Lessor. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Lessee to Lessor. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable law, other than payment and performance in full of the Obligations. The liability of Guarantor under this Guaranty will not be affected by (1) the release or discharge of Lessee from, or impairment, limitation or modification of, Lessee's obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (2) the rejection or disaffirmance of the Lease in any such proceeding; or (3) the cessation from any cause whatsoever of the liability of Lessee under the Lease. The obligations of Lessee under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Lessor in accordance with the terms of the Lease. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lessor's successors and assigns.

3. **Waiver of Jury Trial.** GUARANTOR IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION ARISING OUT OF OR RELATING TO THIS GUARANTY, THE ENFORCEMENT OF THIS GUARANTY, OR ANY ACTIONS OF LESSOR IN CONNECTION WITH OR RELATING TO THE ENFORCEMENT OF THIS GUARANTY.

4. **Lessor's Costs.** Guarantor shall pay to Lessor all costs incurred by Lessor in enforcing this Guaranty (including, without limitation, reasonable attorneys' fees and expenses).

5. **Notices.** All notices and other communications given pursuant to, or in connection with, this Guaranty

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shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below.

6. **Lessee's Financial Condition.** Guarantor represents that Guarantor is fully aware of the financial condition of Lessee. Guarantor delivers this Guaranty based solely upon Guarantor's own independent investigation and based in no part upon any representation or statement by Lessor. Guarantor is not relying upon, nor expecting, Lessor to furnish Guarantor with any information concerning the financial condition of Lessee.

7. **No Third-Party Beneficiaries.** This Guaranty is executed and delivered for the benefit of Lessor and its successors and assigns, and is not intended to benefit any third party.

8. **Interpretation.** This Guaranty shall be governed under the law of the State in which the Premises is located. Guarantor represents and warrants that the recitals of this Guaranty are true and correct.

9. **ENTIRE AGREEMENT. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN THIS GUARANTY. THIS GUARANTY SUPERSEDES ANY AND ALL PRIOR WRITTEN, ORAL OR IMPLIED UNDERSTANDINGS OR AGREEMENTS AMONG THE PARTIES WITH RESPECT TO THE MATTERS SET FORTH IN THIS GUARANTY. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE NOT RELYING UPON ANY REPRESENTATIONS AND/OR WARRANTIES NOT EXPRESSLY CONTAINED WITHIN THIS GUARANTY OR THE LEASE AND THAT NO SUCH EXTRA-CONTRACTUAL REPRESENTATIONS HAVE BEEN MADE. NO COURSE OF PRIOR DEALINGS AMONG THE PARTIES, NO USAGE OF TRADE, AND NO PAROL OR EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO SUPPLEMENT, MODIFY OR VARY ANY TERMS OF THIS GUARANTY. THE PARTIES AGREE THAT THEY HAVE HAD AN OPPORTUNITY AND HAVE BEEN ADVISED TO CONSULT WITH INDEPENDENT LEGAL COUNSEL BEFORE ENTERING INTO THIS GUARANTY AND THAT IN ENTERING INTO THIS GUARANTY THEY ARE NOT RELYING ON ANY PROMISE, WHETHER EXPRESS OR IMPLIED, AS AN INDUCEMENT OR REASON TO ENTER INTO THIS GUARANTY. NO TERMS OR PROVISIONS OF THIS GUARANTY MAY BE CHANGED, WAIVED, REVOKED OR AMENDED WITHOUT LESSOR'S PRIOR WRITTEN CONSENT. IF ANY COURT OF COMPETENT JURISDICTION DETERMINES THAT ANY PROVISION OF THIS GUARANTY IS UNENFORCEABLE, THEN ALL OTHER PROVISIONS OF THIS GUARANTY SHALL REMAIN FULLY EFFECTIVE.**

J **GUARANTOR'S INITIALS** K **LESSOR'S INITIALS**

ALL OTHER REPRESENTATIONS OR AGREEMENTS NOT CONTAINED HEREIN ARE SET FORTH BELOW. IF THERE ARE NO OTHER REPRESENTATIONS OR AGREEMENTS, INSERT "NONE".

____

____

____

J **GUARANTOR'S INITIALS** K **LESSOR'S INITIALS**

10. **Authority.** If Guarantor is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Guaranty on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Guaranty on its behalf. Guarantor shall, within thirty (30) days after request, deliver to Lessor satisfactory evidence of such authority.

Executed at: __________
Date: Feb. 27, 2014
By, GUARANTOR:

Taizhou Fuling Plastics Co., LTD.

By: [signature]
Name Printed: [handwritten Chinese name]
Title: president
Address: 46-55 Metropolitan Ave
Ridgewood, NY 11385
Telephone 718-628-1686
Facsimile 718-628-0882
Federal ID No. 46-4829721

ADDENDUM

This Addendum to Lease ("**Addendum**") is entered into by and between CAM 6690 Grant Way LLC ("**Lessor**") and Fuling Plastics USA, Inc. ("**Lessee**"), and amends and supersedes the terms of that certain Standard Industrial/Commercial Multi-Tenant Lease - Net dated January 30, 2014 (the "**Lease**"). Where the terms of the Lease and the terms of this Addendum conflict, the terms of this Addendum shall in all instances prevail and control.

61. **Base Rent Adjustments.** Lessee shall pay to Lessor Base Rent in advance on or before the first day of each calendar month as follows:

(a) During the period from March 1, 2014 through April 30, 2015, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Twenty-Four Thousand Eight Hundred Sixty-Two and 50/100 Dollars ($24,862.50); provided, however, that subject to the provisions set forth below, provided that Lessee is not then in default under the terms and provisions of this Lease, as an Inducement Provision, Lessee shall not be obligated to pay monthly Base Rent for the first six (6) months of the Original Term (the "**Abated Rent**"). The foregoing shall not, however, relieve Lessee from paying Lessee's Share of Common Area Operating Expenses, Property Taxes and Insurance and any other additional rent and all other fees and charges (including without limitation, utility costs) payable by Lessee hereunder during such months. If Lessee defaults and does not cure within any applicable grace period, the Abated Rent shall be immediately due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession.

(b) During the period from May 1, 2015 through April 30, 2016, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Twenty-Five Thousand Four Hundred Eighty-Four and 06/100 Dollars ($25,484.06).

(c) During the period from May 1, 2016 through April 30, 2017, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Twenty-Six Thousand One Hundred Twenty-One and 16/100 Dollars ($26,121.16).

(d) During the period from May 1, 2017 through April 30, 2018, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Twenty-Six Thousand Seven Hundred Seventy-Four and 19/100 Dollars ($26,774.19).

(e) During the period from May 1, 2018 through April 30, 2019, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Twenty-Seven Thousand Four Hundred Forty-Three and 55/100 Dollars ($27,443.55).

(f) During the period from May 1, 2019 through April 30, 2020, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Twenty-Eight Thousand One Hundred Twenty-Nine and 63/100 Dollars ($28,129.63).

(g) During the period from May 1, 2020 through April 30, 2021, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Twenty-Eight Thousand Eight Hundred Thirty-Two and 87/100 Dollars ($28,832.87).

(h) During the period from May 1, 2021 through April 30, 2022, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Twenty-Nine Thousand Five Hundred Fifty-Three and 70/100 Dollars ($29,553.70).

(i) During the period from May 1, 2022 through April 30, 2023, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Thirty Thousand Two Hundred Ninety-Two and 54/100 Dollars ($30,292.54).

(j) During the period from May 1, 2023 through May 31, 2024, Lessee shall pay to Lessor Base Rent in equal monthly installments in the amount of Thirty-One Thousand Forty-Nine and 85/100 Dollars ($31,049.85).

62. **Lessee's Audit Right.** Provided Lessee is not then in Breach, Lessee shall have the right, at Lessee's sole cost and expense, upon not less than twenty (20) days prior written notice to Lessor given within thirty (30) days after Lessor's delivery to Lessee of the calendar year statement, to audit Lessor's books and records with respect to Common Area Operating Expenses for the purpose of verifying the matters set forth in such statement ("**Audit**"). The Audit shall be conducted by a reputable national accounting firm which shall not be hired on a contingency basis, and shall be conducted at Lessee's sole cost and expense; provided, however, that if the Audit reveals that Common Area Operating Expenses for the applicable calendar year were overstated on the statement by more than eight percent (8%) of actual Common Area Operating Expenses for such calendar year, then Lessor shall reimburse Lessee for the reasonable and actual costs of such Audit, not to exceed $5,000. If the Audit reveals that Common Area Operating Expenses for the applicable calendar year were not overstated by more than eight percent (8%) or understated on the statement as compared to actual Common Area Operating Expenses for such calendar year, then Lessee shall promptly pay to Lessor any difference in Rent to Lessor as set forth below. The Audit shall be conducted by Lessee's auditor during normal business hours at offices and hour designated by Lessor. Lessee may not conduct an audit (i) more than once in each Lease year, (ii) while Lessee is delinquent in the payment of Rent, or (iii) while Lessee is in Breach under this Lease. The result of any such Audit shall be kept confidential and Lessee shall not supply any information obtained a result of such Audit to any third party except on a confidential basis to lessee's legal counsel, accountants, similar professional advisors or as otherwise required by law. If the Audit reveals that Rent was previously underpaid, Lessee shall promptly pay the difference to Lessor. If the Audit reveals that Rent was overpaid, Lessor shall credit the amount of such over-payment against Base Rent next becoming due, or, if no further payments are due, will refund the amount promptly to Lessee.

Initials J

63. **Lessee's Additional Improvements.** Notwithstanding anything to the contrary set forth in the Lease, Lessee shall have the right, at Lessee's sole cost and expense, to install its ancillary equipment (which may include silo(s), chiller(s) and cooling tower(s)) used in connection with Lessee's operations at the Premises ("**Ancillary Equipment**") in an area in the vicinity of the Building as designated by Lessor. Lessee shall install, maintain and repair the Ancillary Equipment in good condition and in accordance with all Applicable Requirements. Lessee shall indemnify and hold Lessor harmless from and against any loss, cost or damage caused by the presence, use and/or maintenance of such Ancillary Equipment. Upon the expiration or earlier termination of this Lease, Lessee shall, at Lessee's sole cost and expense, remove its Ancillary Equipment in compliance with all Applicable Requirements and repair all damage caused by such removal.

64. **Right of First Refusal to Lease Adjacent Space.**

(a) **Right of First Refusal**. Subject to the terms and conditions set forth below and provided Lessee is not then in Default under this Lease and no event has occurred which with the giving of notice, the passage of time, or both, would constitute a Default by Lessee under any of the provisions of this Lease, Lessee shall have the one-time right of first refusal ("**ROFR**") during the first five (5) years of the initial Lease Term, to lease the space containing approximately 17,800 square feet located adjacent to the Premises, as outlined on Exhibit "A-1" attached hereto and made a part hereof (the "**Adjacent Space**"). Lessee's right to lease the Adjacent Space shall arise only upon the expiration or earlier termination of the term of any lease for such Adjacent Space including any options to extend or expand held by tenants then leasing such space from Lessor or options held by any other tenants existing as of the date of this Lease. Lessee's ROFR may be exercised only upon Lessor's presentation to Lessee of a third party's offer ("**Offer**") to lease the Adjacent Space, which Offer shall contain the relevant lease terms (including, without limitation, the rental rate, term and any tenant improvements or other concessions) satisfactory to Lessor and the third party. Upon receipt of such Offer, Lessee shall have five (5) calendar days in which to accept or reject said Offer (a failure to respond within said period shall be deemed a rejection). If Lessee accepts the Offer, Lessee shall enter into a lease for the Adjacent Space, on all such terms set forth in the Offer, within thirty (30) days after such acceptance; provided, however, that the term of the Offer presented to Lessee shall be prorated to be coterminous with the Lease. If Lessee rejects the Offer, or is deemed to have rejected the Offer, Lessor shall have the right, without any further obligation to Lessee, to enter into a lease for the Adjacent Space with such third party or any other party on terms agreeable to Lessor, and thereafter Lessee shall have no further right to lease the Adjacent Space.

(b) If Lessee timely exercises its right to lease the Adjacent Space, an amendment to the Lease shall be prepared by Lessor and executed by Lessee setting forth the terms and conditions herein. Lessee's failure to execute such amendment after having accepted the Offer shall constitute a default under this Lease. The rights contained in this Paragraph 64 shall be personal to the original Lessee and are not transferable and may only be exercised by the original Lessee (and not by any assignee, sublessee or other transferee of Lessee's interest in this Lease).

65. **Condition**. In the first line of Paragraph 2.2, the phrase is hereby added after "HEREIN": "including but not limited to Lessor's responsibility that (i) all main doors will be equipped with approved closing hardware per applicable fire code, and (ii) all fire exits will be properly identified, marked and/or illuminated per applicable fire code,".

66. **Vehicle Parking**. The following sentence is hereby added to the end of Paragraph 2.6: "Notwithstanding the foregoing, Lessee shall have the right to park, load and unload a reasonable number of trucks used in connection with Lessee's business in the Premises in the area shown for truck parking on Exhibit A-2 attached hereto." Subparagraph 2.6(d) is hereby deleted and replaced with the following new subparagraph (d):

"(d) Lessee shall cooperate in seeing that Lessee's employees, suppliers, shippers, customers, contractors or invitees comply with the Rules and Regulations prescribed by Lessor for the Project. Lessor specifically reserves the right to change the size, configuration, design, layout and all other aspects of vehicle parking in the Common Areas at any time, provided the same does not materially adversely affect Lessee's use of or access to the Premises, and Lessee acknowledges and agrees that Lessor may, without incurring any liability to Lessee and without any abatement of Rent pursuant to this Lease, from time to time, close-off or restrict access to any portion of the Common Area designated for vehicle parking as reasonably necessary to comply with any Applicable Laws or Lessor's obligations under this Lease."

67. **Common Areas - Rules and Regulations**. In the fourth line of Paragraph 2.9, the word "reasonable" is hereby inserted before the word "rules."

68. **Common Areas – Changes**. In paragraph 2.10, Subparagraph (a) is hereby deleted and replaced with the following:

"(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of common area lobbies, exterior windows, airshafts, common area restrooms, public spaces, driveways, entrances, parking spaces, parking areas, loading and unloading areas, trash areas, ingress, egress, fences, gates, lighting, direction of traffic, landscaped areas, roadways, walkways, driveways, utility raceways and landscaped areas, as applicable;"

Subparagraph (c) is hereby deleted and replaced with the phrase, "intentionally deleted."

The following phrase is hereby added to the end of Subparagraph (d): "provided, however, that no increase in square footage added to the Common Areas after the date of this Lease pursuant to this subparagraph (d) shall increase Lessee's Share of Common Area Operating Expenses, except to the extent such increased Common Area is usable by Lessee (e.g. increased parking areas);".

The following phrase is hereby added to the end of Subparagraph (f): "provided the same does not materially adversely affect Lessee's use of or access to the Premises."

69. **Delay in Possession**. In the second line of Paragraph 3.2, the word "Commencement" is hereby deleted and replaced with "Beneficial Occupancy."

70. **Beneficial Occupancy**. Paragraph 3.4 is hereby deleted in its entirety and replaced with the following: "Lessee shall have the right to occupy the Premises for Lessee's construction of Lessee owned Alterations and/or Utility Installations (as those terms are defined herein) for the period commencing on the mutual execution and delivery of this Lease until the Commencement Date (the "**Beneficial Occupancy Period**"), provided that (i) Lessee shall give Lessor prior written notice of any such occupancy of the Premises, and (ii) all of the terms and conditions of this Lease, and

Lessee's obligations pursuant to this Lease, shall apply during the Beneficial Occupancy Period, excepting only that Lessee's obligation to pay monthly Base Rent shall, subject to Paragraph 13.3, below, be abated during the Beneficial Occupancy Period. The date upon which Lessor delivers possession of the Premises to Lessee for beneficial occupancy thereof shall be referred to herein as the "**Beneficial Occupancy Date**."

71. **Common Area Operating Expenses**. In Paragraph 4.2(a)(i), subparagraph (aa) is hereby deleted and replaced with the following: "The Common Areas and Common Area improvements including, but not limited to, building exterior painting and stucco coating, coverings, decorative items, common entrances, exterior windows, airshafts, restrooms, public spaces, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, parking areas, loading and unloading areas, including, but not limited to, slurrying and striping of the preceding, utility raceways, common areas of ingress and egress, fences and gates, roofs and roof drainage systems, to the extent applicable; provided, however, that notwithstanding anything to the contrary set forth herein, Lessee shall not be responsible for the cost of replacing the roof structure, foundation structural components of exterior load bearing walls or structural supports of the Premises, except to the extent such replacement is necessitated by Lessee's improvements, Lessee's negligence or willful misconduct or Lessee's breach of this Lease;".

72. **Security Deposit**. The fourth sentence of Paragraph 5 is hereby deleted and replaced with the following: "On the first day of the fifth (5th) year of the Original Term, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall bear the same proportion to the increased Base Rent at the commencement of the fifth (5th) Lease year as the initial Security Deposit bore to the initial Base Rent."

73. **Lessee Indemnification**. In the seventh line of Subparagraph 6.2(d), the phrase "during the term of this Lease" is hereby inserted after the words "third party."

74. **Lessee's Obligations**. The third sentence of Paragraph 7.1 is hereby deleted and replaced with the following sentences: "Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. If at any time during the Lease Term Lessor reasonably believes that Lessee has not performed good maintenance practices as required hereunder, Lessee shall, upon Lessor's request and at Lessee's sole expense, procure and maintain the service contracts required by Paragraph 7.1(a) below, and procure janitorial services through a contractor approved by Lessor."

75. **Service Contracts**. The first sentence of Subparagraph 7.1(a) is hereby deleted and replaced with the following: "If Lessor reasonably believes that Lessee has not performed good maintenance practices as set forth above, then upon Lessor's request, Lessee shall, at Lessee's sole expense, procure and maintain throughout the remainder of the Term, contracts, with copies delivered to Lessor within thirty (30) days following the date requested, in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC and other air-handling equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor." In the second sentence of Subparagraph 7.1(a), the phrase "if Lessee fails to do so" is hereby inserted in the eighth line after "Contracts."

76. **Replacement; Capital Expenditures**. the following phrase is hereby added to the end of the second sentence of Subparagraph 7.1(c): ";provided, however, that notwithstanding anything to the contrary set forth above, Lessee shall not be responsible for the cost of replacing the roof structure, foundation structural components of exterior load bearing walls or structural supports of the Premises, except to the extent such replacement is necessitated by Lessee's improvements, Lessee's negligence or willful misconduct or Lessee's breach of this Lease."

77. **Consent of Lessor**. Beginning with the eighth sentence of Subparagraph 7.3(b) (beginning "In addition"), the remainder of that subparagraph is hereby deleted and replaced with the following: "In addition, if reasonably required by Lessor, Lessor may submit Lessee's plans, specifications and working drawings to a third-party architect and/or engineer, selected by Lessor, for their review, and Lessee shall pay for the reasonable cost thereof, not to exceed three percent (3%) of the aggregate cost of such improvements or Five Thousand Dollars ($5,000), whichever is less. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications and copies of all final governmental permits and approvals. For work which costs an amount in excess of Fifty Thousand Dollars ($50,000), Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one hundred twenty-five percent (125%) of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor; provided however that, with respect to the original Lessee only, Lessor will not require such lien and completion bond or additional security so long as the original Lessee's or Guarantor's net worth remains in excess of Sixteen Million Dollars ($16,000,000). Lessee must reimburse Lessor within ten (10) days after Lessee's receipt of Lessor's invoice for Lessor's reasonable third-party costs incurred relating to any Utility installations, Trade Fixtures or Alterations, including but not limited to, all reasonable management, engineering, consulting, construction and legal fees incurred by Lessor from third parties for the review and approval of Lessee's plans and specifications or for monitoring Lessee's construction of any Utility Installations, Trade Fixtures or Alterations, subject to the three percent (3%) (or $5,000, whichever is less) limitation set forth above. Notwithstanding anything to the contrary contained herein, Lessor shall not charge Lessee to review any electrical power upgrade Lessee elects to make to the Premises so long as the same is approved by the applicable utility company."

78. **Liens; Bonds; and Indemnity**. In Subparagraph 7.3(c), the reference to "one hundred fifty percent (150%)" is hereby replaced with "one hundred twenty-five percent (125%)."

79. **Ownership**. The following phrase is hereby added to the end of Subparagraph 7.4(a): ";provided, however, that Lessee shall remove all of its production related equipment, including, without limitation, air compressors, chillers, towers, silos and resin systems installed by Lessee, but in no event shall Lessee remove any switch gear or electrical system upgrades."

80. **Removal**. The first sentence of Subparagraph 7.4(b) is hereby deleted and replaced with the following: "By delivery to Lessee of written notice from Lessor at the time Lessor consents to such alterations, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease; provided that

Lessee shall not be required to remove any permanently installed improvements made as part of the initial Lessee Improvements pursuant to the Work Letter Agreement."

81. **Surrender; Restoration.** In Subparagraph 7.4(c), in the final sentence, the reference to romanette "(i)" (but not the phrase contained therein) is hereby deleted and the phrase beginning "and (ii) a Phase I" to the end of that sentence is hereby deleted.

82. **Adjacent Premises.** In the second line of Subparagraph 8.3(c), the phrase "or other buildings in the Project" is hereby deleted.

83. **Insurance Policies.** In Paragraph 8.5, the word "Start" in the fifth line is hereby replaced with "Beneficial Occupancy."

84. **Abatement.** In Subparagraph 9.6(a), the parenthetical phrase "(including Lessee's Share of Common Area Operating Expenses)" is hereby inserted in the first sentence after the word "Rent."

85. **Definition.** In Paragraph 10.1, the following phrase is hereby inserted at the end of the second sentence: "to the extent applicable, but expressly excluding any real estate transfer tax, which shall not be passed through to Lessee."

86. **Transfer Premium.** In Paragraph 12.5, the reference to "one hundred percent (100%)" in the first sentence is hereby replaced with "fifty percent (50%)."

87. The following new paragraph is hereby added as Paragraph 12.6:

"12.6 **Transfer to Affiliate.** Notwithstanding anything within the Lease to the contrary, provided Lessee is not then in Default beyond any applicable notice and cure period, Lessee shall have the right to assign its interest in this Lease or sublet the Premises or any part thereof to an "Affiliate" (defined below) of Lessee without the prior consent of Lessor; provided, however, Lessee shall give Lessor prior written notice (which shall specify the assignee or sublessee, the duration of said assignment or sublease if different than the length of the term, the date same to occur and the exact location of the space affected thereby if less than the whole Premises) of such assignment or sublease. As used herein, (a) the term "Affiliate" means any corporation controlled by, under common control with, or which controls, Lessee and to any corporation resulting from the merger or consolidation with Lessee, and (b) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controls" have meanings correlative to the foregoing. In no event shall Lessee be released from any of its obligations under this Lease on account of such assignment or sublease to an Affiliate. In the case of a Transfer to an Affiliate, Lessor's recapture right and any right to a Transfer Premium shall not apply."

88. **Remedies.** In the first sentence of Paragraph 13.2, the word "business" is hereby added after "five (5)" and the phrase "with respect to a monetary default, or within fifteen (15) business days after written notice with respect to a non-monetary default" is hereby added after the "written notice."

89. **Inducement Recapture.** In the first sentence of Paragraph 13.3, the phrase "or otherwise during the Term" is hereby deleted.

90. **Late Charges.** In the third sentence of Paragraph 13.4, the reference to "ten percent (10%)" is hereby changed to "five percent (5%)" and the reference to "one hundred dollars ($100.00)" is hereby changed to "fifty dollars ($50.00)."

91. **No Right To Holdover.** In the second sentence of Paragraph 26, the phrase "two hundred percent (200%)" is hereby deleted and replaced with "one hundred fifty percent (150%)".

92. **SNDA.** The following new sentence is hereby added after the first sentence of Paragraph 30.5: "Any such SNDA shall provide that, so long as Lessee is not in default beyond any applicable notice and cure period, Lessee's possession of the Premises shall not be disturbed during the Term by reason of a foreclosure, trustee's sale, or deed in lieu of foreclosure." In the following sentence, the reference to "ten (10) days" is hereby deleted and replaced with "twenty (20) days."

93. **Multiple Buildings/Lessor's Right of Relocation.** Paragraph 40 is hereby deleted in its entirety.

[Signatures on following page(s)]

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:
Date:
By LESSOR:

CAM 6690 Grant Way, LLC,
a Delaware limited liability company

By: GAP CAM Master LLC
a Delaware limited liability company
Its: Sole Member

By: CAM Core+ Fund 1 LLC
a Delaware limited liability company
Its: Administrative Member

By: CAM Fund Capital 1 LLC
a Delaware limited liability company
Its: Manager

By: ______________________
Bradley S. Cohen
Its: Managing Member

Address: P.O. Box 24710
Los Angeles, CA 90024
Telephone: (310) 860-0598
Facsimile: (310) 860-0599
Federal ID No.

Executed at:
Date: Feb. 27. 2014
By LESSEE:

Fuling Plastics USA Inc.,
a Pennsylvania corporation

By: [illegible]
Name Printed: [illegible]
Title: President
Address: 46-15 Metropolitan Ave
Ridgewood, NY 11385
Telephone (718) 628-1086
Facsimile (718) 628-0882
Federal ID No. 46-4829724
CORPORATE RESOLUTION REQUIRED

Initials J K

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:
Date: ______________________
By LESSOR:

CAM 6690 Grant Way, LLC,
a Delaware limited liability company

By: GAP CAM Master LLC
a Delaware limited liability company
Its: Sole Member

By: CAM Core+ Fund 1 LLC
a Delaware limited liability company
Its: Administrative Member

By: CAM Fund Capital 1 LLC
a Delaware limited liability company
Its: Manager

By: ______________________
Bradley S. Cohen
Its: Managing Member

Address: P.O. Box 24710
Los Angeles, CA 90024
Telephone: (310) 860-0598
Facsimile: (310) 860-0599
Federal ID No.

Executed at:
Date: Feb. 27. 2014
By LESSEE:

Fuling Plastics USA Inc.,
a Pennsylvania corporation

By: [illegible]
Name Printed: [illegible]
Title: President
Address: 46-15 Metropolitan Ave
Ridgewood, NY 11385
Telephone (718) -628-1686
Facsimile (718) -628-0882
Federal ID No. 46-0829724
CORPORATE RESOLUTION REQUIRED

Initials J